Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of July 10, 2020 (the “Second Amendment Effective Date”), is among FIESTA RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), each of the other Loan Parties party hereto, each of the banks or other lending institutions which is a party hereto (individually a “Lender” and collectively the “Lenders”) and JPMORGAN CHASE BANK, N.A., individually as a Lender and as agent for itself and the other Lenders ( in its capacity as agent, the “Administrative Agent”).

RECITALS:

The Borrower, the other loan parties party thereto, the Administrative Agent, and the lenders listed on the signature pages thereto have entered into that certain Credit Agreement dated as of November 30, 2017 (as amended by the First Amendment to Credit Agreement, dated as of March 9, 2018, and as waived by the Limited Waiver to Credit Agreement, dated as of October 18, 2019, and as the same may hereafter be amended or otherwise modified, the “Agreement”). The Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders now desire to amend the Agreement to, among other things, reduce the aggregate Revolving Commitments of all Lenders from $150,000,000 to $120,000,000, as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the Second Amendment Effective Date unless otherwise indicated:

ARTICLE 1.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2.

Amendments

Section 2.1. Agreement. The Agreement is, effective as of the Second Amendment Effective Date, hereby amended in its entirety to read as set forth in the attached Annex I. The Schedules and Exhibits to the Agreement remain unmodified except to the extent amended, modified or added below.

Section 2.2. Exhibit D.

(a) Exhibit D (Compliance Certificate) is, effective as of the Second Amendment Effective Date, hereby deleted.

(b) The Agreement is, effective as of the Second Amendment Effective Date, hereby amended to add new Exhibits D-1 (Compliance Certificate (Annual and Quarterly Financial Statements) and D-2 (Compliance Certificate (Monthly Financial Statements)) in their proper order, as attached hereto as Exhibit D-1 (Compliance Certificate (Annual and Quarterly Financial Statements) and D-2 (Compliance Certificate (Monthly Financial Statements)).

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Section 2.3. Schedules.

(a) Each of the Commitment Schedule, Schedule 1.01(b) – Liens, Schedule 3.03 – Corporate Existence, Schedule 3.12 – Capitalization and Subsidiaries, Schedule 3.16(a) – Intellectual Property, Schedule 3.16(b) – Documents, Instruments and Tangible Chattel Paper, Schedule 3.16(c) – Commercial Tort Claims, Schedule 3.16(d) – Pledged Equity Interests, Schedule 3.16(e) – Collateral Locations, Schedule 3.22 – Material Contracts, Schedule 3.23 – Insurance, Schedule 3.27 – Authorized Officers and Schedule 6.01(b) – Indebtedness is, effective as of the Second Amendment Effective Date, hereby amended in its respective entirety to read as set forth in the attached Commitment Schedule, Schedule 1.01(b) – Liens, Schedule 3.03 – Corporate Existence, Schedule 3.12 – Capitalization and Subsidiaries, Schedule 3.16(a) – Intellectual Property, Schedule 3.16(b) – Documents, Instruments and Tangible Chattel Paper, Schedule 3.16(c) – Commercial Tort Claims, Schedule 3.16(d) – Pledged Equity Interests, Schedule 3.16(e) – Collateral Locations, Schedule 3.22 – Material Contracts, Schedule 3.23 – Insurance, Schedule 3.27 – Authorized Officers and Schedule 6.01(b) – Indebtedness.

(b) The Agreement is, effective as of the Second Amendment Effective Date, hereby amended to add a new Schedule 1.01(d) – Properties Held for Sale, a new Schedule 1.01(e) - Properties Held for Sale Leaseback and a new Schedule 3.29 – Existing Indebtedness, Liens and Investments in their proper numerical order, as attached hereto as Schedule 1.01(d) – Properties Held for Sale, Schedule 1.01(e) - Properties Held for Sale Leaseback and Schedule 3.29 – Existing Indebtedness, Liens and Investments.

ARTICLE 3.

Commitment Reduction

Section 3.1. The Borrower hereby notifies the Administrative Agent and the Lenders that the aggregate Revolving Commitments of all Lenders is voluntarily and permanently reduced by $30,000,000 to $120,000,000, effective on the Second Amendment Effective Date. The amount of each Lender’s Revolving Commitment after giving effect to such reduction is set forth on the Commitment Schedule attached hereto.

ARTICLE 4.

Conditions Precedent

Section 4.1. Conditions. The effectiveness of Articles 2 and 3 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent (or its counsel, Winstead PC) shall have received (i) from each party hereto either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment, (ii) duly executed copies of the other Loan Documents, including, but not limited to, the Security Agreement, and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment and (iii) a written opinion of the Loan Parties’ counsel (including the opinion of the Loan Parties’ General Counsel), addressed to the Administrative Agent, the Issuing Bank and the Lenders in substantially the form of Exhibit B to the Agreement or any other form approved by the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Loan Party, opinions as to continued perfection of certain of the Liens granted to the Administrative Agent pursuant to the Collateral Documents and opinions as to the non-contravention of the Loan Parties’ organizational documents and Material Contracts), each of which shall be in form and substance satisfactory to the Administrative Agent.

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(b) The Administrative Agent shall have received (i) a certificate, in form and substance satisfactory to the Administrative Agent, of each Loan Party, dated the Second Amendment Effective Date and executed by its Secretary or Assistant Secretary or, in the case of any Subsidiary that is a partnership or limited liability company, its general partner, manager or member, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party or its manager or member, as applicable, authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(c) The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower as of the Second Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent stating that (i) there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting the Agreement or the other Loan Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Second Amendment Effective Date or (B) that purports to affect any Loan Party or any of its Subsidiaries, or any Transaction, which action, suit, investigation, litigation or proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Second Amendment Effective Date, (ii) immediately after giving effect to this Amendment, the Agreement, the other Loan Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, and (iii) each of the other conditions precedent in this Section 4.1 have been satisfied, except to the extent the satisfaction of any such condition is subject to the judgment or discretion of the Administrative Agent or any Lender.

(d) The Administrative Agent shall have received an officer’s certificate prepared by a Financial Officer of the Borrower as to the financial condition, solvency and related matters of the Loan Parties and their Subsidiaries, after giving effect to the Transactions under the Loan Documents, in form and substance acceptable to the Administrative Agent.

(e) The Administrative Agent shall have received (i) all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent requested in writing of the Borrower prior to the Second Amendment Effective Date, (x) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (y) to the extent the Borrower qualify as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (y) shall be deemed to be satisfied).

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(f) The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;

(ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(iii) to the extent not previously delivered, completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv) to the extent not previously delivered, stock or membership certificates, if any, evidencing the Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement and undated stock or transfer powers duly executed in blank;

(v) to the extent not previously delivered, each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

(vi) to the extent not previously delivered, duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral; and

(vii) to the extent not previously delivered, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral, in each case to the extent required to be delivered pursuant to the terms of the Collateral Documents.

(g) The Administrative Agent shall have received (i) a $30,000,000 prepayment of the Obligations, which prepayment shall be applied to prepay the Revolving Loans (corresponding to the reduction in the aggregate Revolving Commitments set forth in Section 3.1 hereof), and (ii) a payment of all break funding expenses required under Section 2.14 of the Agreement as a result of such prepayment.

(h) The Administrative Agent shall have received upfront fees for the benefit of each Lender (including JPMorgan Chase Bank, N.A. in its capacity as a Lender) that timely executes and delivers a signature page to this Amendment in the amount of twenty (20) basis points, based on such Lender’s pro rata share of the aggregate Revolving Commitments of all Lenders (after giving effect to the reduction of the aggregate Revolving Commitment of all Lenders on the Second Amendment Effective Date), which fees shall be due and payable on the Second Amendment Effective Date.

(i) The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Second Amendment Effective Date.

(j) The Administrative Agent shall have received a current organizational chart.

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(k) The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank or their respective counsel may have reasonably requested.

(l) The representations and warranties of the Loan Parties set forth in this Amendment and the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the Second Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(m) No Default shall have occurred and be continuing.

(n) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel, Winstead PC.

ARTICLE 5.

Ratifications, Representations and Warranties

Section 5.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment and the First Amended and Restated Security Agreement, dated as of the date hereof, among the Borrower, the other Loan Parties and the Administrative Agent (the “Amended and Restated Security Agreement”) the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, each other Loan Party, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby, the Security Agreement (as such term is defined prior to giving effect to this Amendment) as amended and restated by the Amended and Restated Security Agreement and the other Loan Documents shall continue to be legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Borrower and each other Loan Parties agrees that the obligations, indebtedness and liabilities of the Borrower and the other Loan Parties arising under this Amendment are “Secured Obligations” as defined in the Agreement. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

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Section 5.2. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows: (a) prior to and after giving effect hereto, no Default has occurred and is continuing; (b) prior to and after giving effect hereto, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the Second Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); (c) the execution, delivery and performance by each Loan Party of this Amendment and each other Loan Document to which such Loan Party is a party, the borrowings thereunder and the use of the proceeds of the Revolving Loans (i) will not violate any applicable Requirement of Law of any Loan Party (except those as to which waivers or consents have been obtained), (ii) will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Loan Parties or any Material Contract to which such Person is a party or by which any of its properties may be bound or any material approval or material consent from any Governmental Authority relating to such Person, and (iii) will not result in, or require, the creation or imposition of any Lien on any Loan Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Loan Documents or Permitted Liens; (d) this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (e) on the Second Amendment Effective Date, such Loan Party has the requisite corporate, limited liability company or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged and has taken all actions necessary to maintain all material rights, privileges, licenses and franchises necessary or required in the normal conduct of its business; (f) on the Second Amendment Effective Date, such Loan Party is duly qualified to conduct business and is in good standing under the laws of (i) the jurisdiction of its organization or formation, (ii) the jurisdiction where its chief executive office is located and (iii) each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except, in the case of this clause (iii) only, to the extent that the failure to so qualify and be in good standing in any other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (g) on the Second Amendment Effective Date, such Loan Party is in compliance with all applicable material Requirements of Law, organizational documents, material government permits and material government licenses; (h) on the Second Amendment Effective Date, (i) no Loan Party has received a written notice of default under or with respect to any of its Material Contracts and (ii) no Loan Party is in default under or with respect to any of its Contractual Obligations (other than Material Contracts) except where such default could not reasonably be expected to have a Material Adverse Effect; (i) on the Second Amendment Effective Date, each Loan Party and its Subsidiaries enjoys peaceful and undisturbed possession under all of its real property leases and (i) the lease for its headquarters buildings is valid and subsisting and in full force and effect and (ii) all other leases are valid and subsisting and in full force and effect except as could not reasonably be expected to have a Material Adverse Effect; and (j) since December 29, 2019 (and, in addition, after any subsequent public disclosure by the Borrower made after December 29, 2019 and prior to the Second Amendment Effective Date), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

ARTICLE 6.

Miscellaneous

Section 6.1. Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Loan Parties in this Amendment, the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Amendment, the Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Amendment, the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Except as otherwise amended by this Amendment, the provisions of Sections 2.13, 2.14, 2.16 and 9.03 and Article VIII of the Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Amendment, the Agreement or any other Loan Document or any provision hereof or thereof.

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Section 6.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 6.3. Loan Document. This Amendment is a Loan Document and is subject to the terms of the Agreement.

Section 6.4. Expenses of the Administrative Agent. As provided in the Agreement, the Loan Parties, jointly and severally, shall, pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Winstead PC and other fees, charges and disbursements of any local or special counsel for the Administrative Agent, to the extent applicable, in connection with the preparation and administration of this Amendment and the other Loan Documents in accordance with the terms of Section 9.03 of the Agreement and the other terms and provisions of the Agreement and the other Loan Documents.

Section 6.5. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.6. Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

Section 6.7. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.04 of the Agreement.

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Section 6.8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment or any other Loan Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such other Loan Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 6.9. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any one or more of the Borrower or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 6.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 6.11. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENTS BETWEEN OR AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

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ARTICLE 7.

RELEASE; LIMITATION OF LIABILITY; ETC.

Section 7.1. RELEASE. IN CONSIDERATION OF THE ADMINISTRATIVE AGENT AND THE LENDERS’ WILLINGNESS TO ENTER INTO THIS AMENDMENT, EACH OF THE BORROWER, EACH OTHER LOAN PARTY AND EACH GUARANTOR ACKNOWLEDGES AND IRREVOCABLY AGREES THAT, AS OF THE DATE HEREOF: (A) IT HAS NO CLAIMS OR CAUSES OF ACTION AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS, EACH OTHER SECURED PARTY, EACH RELATED PARTY TO EACH OF THE FOREGOING, AND ALL AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS, ATTORNEYS-IN-FACT, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (COLLECTIVELY, THE “RELEASED PARTIES”) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS OR ANY AGREEMENTS, DOCUMENTS, INSTRUMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS; (B) THE OBLIGATIONS, INDEBTEDNESS AND LIABILITIES UNDER THE AGREEMENT AND EACH OTHER LOAN DOCUMENT ARE ABSOLUTE AND UNCONDITIONAL AND IT HAS NO RIGHT OF RESCISSION, OFFSET OR SETOFF RIGHTS, COUNTERCLAIMS, CROSS-COMPLAINTS, CLAIMS, DEMANDS OR DEFENSES OF ANY KIND AGAINST ANY OF ITS OBLIGATIONS, INDEBTEDNESS OR LIABILITIES TO ANY OF THE RELEASED PARTIES ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS OR ANY AGREEMENTS, DOCUMENTS, INSTRUMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS; AND (C) EACH OF THE RELEASED PARTIES HAVE HERETOFORE PROPERLY PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF THEIR OBLIGATIONS, IF ANY, TO THE BORROWER, EACH OTHER LOAN PARTY AND EACH GUARANTOR UNDER EACH OF THE LOAN DOCUMENTS TO DATE. EACH LOAN PARTY AND EACH GUARANTOR, ON ITS OWN BEHALF AND ON BEHALF OF EACH OF ITS SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASORS”), HEREBY FULLY, FINALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES, RELEASES AND FOREVER DISCHARGES EACH OF THE RELEASED PARTIES FROM ANY AND ALL DEBTS, CLAIMS, OBLIGATIONS, DAMAGES, COSTS, EXPENSES, ATTORNEY’S FEES, FINANCIAL ADVISOR FEES, SUITS, LIABILITIES, DEMANDS, ACTIONS, PROCEEDINGS, AND CAUSES OF ACTION WHATSOEVER, IN EACH CASE, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, DIRECT OR INDIRECT, AND OF WHATEVER NATURE OR DESCRIPTION, AND WHETHER AT LAW OR IN EQUITY, UNDER CONTRACT, TORT, STATUTE, VIOLATION OF LAW OR REGULATION OR OTHERWISE (COLLECTIVELY, THE “CLAIMS”) WHICH ANY RELEASOR HAS HERETOFORE HAD OR HEREAFTER CAN, SHALL OR MAY HAVE AGAINST ANY RELEASED PARTY BY REASON OF ANY ACT, OMISSION OR THING WHATSOEVER DONE OR OMITTED TO BE DONE ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS OR ANY AGREEMENTS, DOCUMENTS, INSTRUMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS OR REMEDIES UNDER THE AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND THE NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT), IN EACH CASE, TO THE EXTENT ARISING ON OR PRIOR TO THE SECOND AMENDMENT EFFECTIVE DATE. THE WAIVERS, RELEASES, AND DISCHARGES OF THIS ARTICLE 7 SHALL BE EFFECTIVE ON THE SECOND AMENDMENT EFFECTIVE DATE, REGARDLESS OF WHETHER ANY OF THE COVENANTS OR AGREEMENTS IN THIS AMENDMENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE SECOND AMENDMENT EFFECTIVE DATE. THE RELEASORS AGREE NOT TO SUE ANY RELEASED PARTY OR IN ANY WAY ASSIST ANY OTHER PERSON IN SUING ANY RELEASED PARTY WITH RESPECT TO ANY CLAIM RELEASED HEREIN. THIS ARTICLE 7 MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE TO, AND MAY BE USED AS THE BASIS FOR AN INJUNCTION AGAINST, ANY ACTION, SUIT, OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED, OR ATTEMPTED IN BREACH OF THE RELEASE CONTAINED HEREIN.

Section 7.2. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, NONE OF THE RELEASED PARTIES SHALL BE LIABLE FOR ANY SPECIAL, RELIANCE, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, FOR LOSS OF PROFITS OR INCOME, LOSS OF USE OR LOSS OF TIME, WHETHER IN CONTRACT, TORT, OR OTHERWISE RESULTING FROM ANY RELEASED PARTY’S OR RELEASOR’S PERFORMANCE, NON-PERFORMANCE OR DELAY IN PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, WHETHER OR NOT ANY RELEASOR OR RELEASED PARTY (AS APPLICABLE) HAD KNOWLEDGE OF THE CIRCUMSTANCES THAT RESULTED IN THE SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR INJURY, OR HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING, OR COULD HAVE FORESEEN THAT SUCH DAMAGES OR INJURY WOULD OCCUR; AND EACH RELEASOR, ON BEHALF OF ITSELF AND EACH OF ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

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Section 7.3. RELEASORS’ ACKNOWLEDGMENTS. EACH RELEASOR ACKNOWLEDGES, WARRANTS AND REPRESENTS TO EACH RELEASED PARTY THAT:

(a) SUCH RELEASOR (I) HAS READ AND UNDERSTANDS THE EFFECT OF THE WAIVERS, RELEASES AND OTHER AGREEMENTS CONTAINED IN THIS ARTICLE 7, (II) HAS HAD THE ASSISTANCE OF INDEPENDENT COUNSEL OF ITS OWN CHOICE, OR HAS HAD THE OPPORTUNITY TO RETAIN SUCH INDEPENDENT COUNSEL, IN REVIEWING, DISCUSSING AND CONSIDERING ALL THE TERMS OF THE WAIVERS, RELEASES, AND OTHER AGREEMENTS CONTAINED IN THIS ARTICLE 7, AND (III) BEFORE THE EXECUTION AND DELIVERY OF THIS AMENDMENT, SUCH RELEASOR HAS HAD ADEQUATE OPPORTUNITY TO MAKE WHATEVER INVESTIGATION OR INQUIRY IT MAY DEEM NECESSARY OR DESIRABLE IN CONNECTION WITH THE SUBJECT MATTER OF THE WAIVERS, RELEASES AND OTHER AGREEMENTS CONTAINED IN THIS ARTICLE 7;

(b) SUCH RELEASOR HAS EXECUTED AND DELIVERED THIS AMENDMENT AND THE WAIVERS, RELEASES AND OTHER AGREEMENTS CONTAINED IN THIS ARTICLE 7 AS ITS FREE AND VOLUNTARY ACT, WITHOUT ANY DURESS, COERCION, OR UNDUE INFLUENCE EXERTED BY OR ON BEHALF OF ANY PERSON; AND

(c) SUCH RELEASOR IS THE SOLE OWNER OF THE CLAIMS RELEASED BY THE RELEASES CONTAINED IN THIS ARTICLE 7, AND SUCH RELEASOR HAS NOT HERETOFORE CONVEYED OR ASSIGNED ANY INTEREST IN ANY SUCH CLAIMS TO ANY OTHER PERSON. THE INCLUSION OF THIS PROVISION WILL NOT BE DEEMED TO BE AN ADMISSION BY ANY RELEASED PARTY THAT ANY SUCH CLAIMS EXIST.

Section 7.4. SURVIVAL. EACH OF THE PROVISIONS SET FORTH IN THIS ARTICLE 7 SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AMENDMENT, THE AGREEMENT, THE OTHER LOAN DOCUMENTS, AND THE REPAYMENT OF ALL THE OBLIGATIONS, INDEBTEDNESS AND LIABILITIES TO ANY OF THE RELEASED PARTIES ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE LOAN DOCUMENTS.

[Signatures on Following Pages.]

SECOND AMENDMENT TO CREDIT AGREEMENT, Page 10

Executed as of the date first written above.

BORROWER:	FIESTA RESTAURANT GROUP, INC.,
a Delaware corporation

	By:	/s/ Dirk Montgomery
	Name:	Dirk Montgomery
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	CABANA BEVERAGES, INC.,
a Texas corporation

	By:	/s/ Louis DiPietro
	Name:	Louis DiPietro
	Title:	President

CABANA BEVCO LLC,
a Texas limited liability company

	By:	/s/ Louis DiPietro
	Name:	Louis DiPietro
	Title:	Manager

CABANA GRILL, INC.,
a Delaware corporation

	By:	/s/ Dirk Montgomery
	Name:	Dirk Montgomery
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

POLLO TROPICAL MANAGEMENT, LLC,
a Texas limited liability company

	By:	/s/ Louis DiPietro
	Name:	Louis DiPietro
	Title:	Manager

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

POLLO TROPICAL BEVERAGES, LLC,
a Texas limited liability company

By:	/s/ Louis DiPietro
Name:	Louis DiPietro
Title:	Manager

POLLO FRANCHISE, INC.,
a Florida corporation

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

POLLO OPERATIONS, INC.,
a Florida corporation

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TACO CABANA, INC.,
a Delaware corporation

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TP ACQUISITION CORP.,
a Texas corporation

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

TC BEVCO LLC,
a Texas limited liability company

By:	/s/ Louis DiPietro
Name:	Louis DiPietro
Title:	Manager

T.C. MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TPAQ HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TEXAS TACO CABANA, L.P.,
a Texas limited partnership

By:	T.C. Management, Inc.,
its general partner

By:	/s/ Dirk Montgomery
Name:	Dirk Montgomery
Title:	Senior Vice President, Chief Financial Officer and Treasurer

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

By:	/s/ Logan Lanier
Name:	Logan Lanier
Title:	Authorized Officer

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

CADENCE BANK NA, as a Lender

By:	/s/ Mary Katherine Franklin
Name:	Mary Katherine Franklin
Title:	Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

Fifth Third Bank, National Association, as a Lender

By:	/s/ Terick R. Hinze
Name:	Terick R Hinze
Title:	Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT, Signature Page

Annex I to Second Amendment to Credit Agreement

CREDIT AGREEMENT

dated as of

November 30, 2017

As amended by the First Amendment to Credit Agreement, dated as of March 9, 2018 and the Second Amendment to Credit Agreement, dated as of July 10, 2020,

and as waived by the Limited Waiver to Credit Agreement, dated as of October 18, 2019 among

FIESTA RESTAURANT GROUP, INC.,
as Borrower

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A., and

WELLS FARGO SECURITIES, LLC
as Joint Lead Bookrunners and Joint Lead Arrangers

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent

i

SCHEDULES:

Commitment Schedule

Schedule 1.01(a) – Investments

Schedule 1.01(b) – Liens

Schedule 1.01(c) – Existing Letters of Credit

Schedule 1.01(d) – Properties Held for Sale

Schedule 1.01(e) – Properties Held for Sale Leaseback

Schedule 3.03 – Corporate Existence

Schedule 3.12 – Capitalization and Subsidiaries

Schedule 3.16(a) – Intellectual Property

Schedule 3.16(b) – Documents, Instruments and Tangible Chattel Paper

Schedule 3.16(c) – Commercial Tort Claims

Schedule 3.16(d) – Pledged Equity Interests

Schedule 3.16(e) – Collateral Locations

Schedule 3.22 – Material Contracts

Schedule 3.23 – Insurance

Schedule 3.27 – Authorized Officers

Schedule 3.29 – Existing Indebtedness, Liens and Investments

Schedule 6.01(b) – Indebtedness

EXHIBITS:

Exhibit A – Assignment and Assumption

Exhibit B – Opinion of Counsel for the Loan Parties

Exhibit C-1 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-2 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-3 – U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-4 – U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-1 – Compliance Certificate (Annual and Quarterly Financial Statements)

Exhibit D-2 – Compliance Certificate (Monthly Financial Statements)

Exhibit E – Joinder Agreement

v

CREDIT AGREEMENT dated as of November 30, 2017 (as it may be amended or modified from time to time, this “Agreement”), among FIESTA RESTAURANT GROUP, INC., a Delaware corporation, as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Leverage Ratio” means, as of any date of determination, for the Loan Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Debt on such date plus (ii) the product of eight (8) multiplied by Consolidated Rent Expense for the most recently completed twelve (12) fiscal month period to (b) Consolidated EBITDAR for the most recently completed twelve (12) fiscal month period.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (and its subsidiaries and Affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.12(c)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.

CREDIT AGREEMENT – Page 1

“Amendment Period” means the period from and including the Second Amendment Effective Date through April 3, 2021.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means that certain Executive Order 13224 signed into law on September 23, 2001.

“Applicable Percentage” means, at any time with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at such time and the denominator of which is the aggregate Revolving Commitments of all Lenders at such time (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at such time); provided that, in accordance with Section 2.18, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations above.

“Applicable Rate” means, (a) with respect to Eurodollar Loans, 5.00% per annum, (b) with respect to ABR Loans, 4.00% per annum, or (c) with respect to the commitment fees payable hereunder, 0.50% per annum.

“Approved Bank” has the meaning assigned to the term in the definition of “Cash Equivalents.”

“Approved Fund” has the meaning assigned to the term in Section 9.04(b).

“ASC Section 840-40” means Accounting Standards Codification Section 840-40 (Leases-Sale-Leaseback Transactions) issued by the Financial Accounting Standards Board, as now or hereafter in effect or any successor pronouncements.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by use of an electronic platform) approved by the Administrative Agent.

“Authorized Officers” means the Responsible Officers set forth on Schedule 3.27.

“Availability” means, at any time, an amount equal to the aggregate Revolving Commitments of all Lenders minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings) provided, that notwithstanding anything herein to the contrary, Availability shall be reduced by any amount that the Borrower would not be permitted to borrow under the terms of Section 4.02 at such time, including, but not limited to, any amount the borrowing of which could cause the Borrower not to be in pro forma compliance with any one or more covenants in Section 5.10 (except to the extent not required to be maintained during the Amendment Period, Sections 5.10(a) and 5.10(b)) after giving pro forma effect to such borrowing.

CREDIT AGREEMENT – Page 2

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by Chase and any other Lender or any of their respective Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services and cash pooling services).

“Banking Services Obligations” means any and all obligations of the Loan Parties or their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

CREDIT AGREEMENT – Page 3

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

CREDIT AGREEMENT – Page 4

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.12.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” means Fiesta Restaurant Group, Inc., a Delaware corporation.

“Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business” has the meaning assigned to the term in Section 3.10(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, San Francisco, California or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.

“Capital Expenditures” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all expenditures of the Loan Parties and their Subsidiaries on a Consolidated basis for such period that in accordance with GAAP would be classified as capital expenditures, on the Borrower’s Consolidated statements of cash flows.

CREDIT AGREEMENT – Page 5

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” means the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P or from Moody’s is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7) and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors of the Borrower on the date of this Agreement nor (ii) nominated or appointed by the board of directors of the Borrower or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

CREDIT AGREEMENT – Page 6

“Charges” has the meaning assigned to such term in Section 9.17.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations; provided that there shall be excluded from the Collateral (a) any account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person, (b) any lease in which the lessee is a Sanctioned Person and (c) Excluded Assets (as such term is defined in the Security Agreement). Subject to the terms and conditions of Section 5.17 and notwithstanding anything herein or in any Loan Document to the contrary, deposit account control agreements, securities account control agreements and commodity control agreements shall be required with respect to all of the Loan Parties’ deposit accounts, securities accounts and commodities accounts except Excluded Deposit Accounts (as such term is defined in the Security Agreement).

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure all or any part of the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party or any Subsidiary and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, its Revolving Commitment. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

CREDIT AGREEMENT – Page 7

“Compliance Certificate” means a compliance certificate prepared in accordance with Section 5.02(a) in substantially the form of Exhibit D-1 and Exhibit D-2, as applicable and as required in the context used, or any other form approved by the Administrative Agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDAR” means, in each case for the Loan Parties and their Subsidiaries on a Consolidated basis, as of any date of determination for the most recently completed twelve (12) fiscal month period ending on such date, without duplication, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income for such period: (i) Consolidated Interest Expense for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Loan Parties and their Subsidiaries for such period, (iii) depreciation and amortization expense of the Loan Parties and their Subsidiaries for such period, (iv) Consolidated Rent Expense for such period, (v) any one-time restructuring charges or reserves accrued in such period that were incurred or deducted (without duplication) during the last three quarters of fiscal year 2020 and the first fiscal quarter of fiscal year 2021, provided that the aggregate amount permitted to be added back pursuant to this clause (v) may not exceed $2,000,000 in the aggregate for all periods, (vi) Other Designated Expenses for such period, (vii) Designated Cure Proceeds received during such period, (viii) Pre-Opening Costs for such period, and (ix) other non-cash charges (excluding reserves for future cash charges) for such period (including, without limitation, non-cash expense related to stock options or other equity compensation plans or grants) minus (c) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDAR to the extent such non-cash charges have become cash charges during such period; provided, that notwithstanding anything herein to the contrary, for the four fiscal quarters ended April 4, 2021, July 4, 2021, October 3, 2021 and January 2, 2022, Consolidated EBITDAR shall be calculated on an annualized basis as follows:

(i) for the fiscal quarter ended April 4, 2021, Consolidated EBITDAR shall be equal to the sum of (A) the product of Consolidated EBITDAR for the fiscal quarter ended on April 4, 2021, multiplied by four, plus (without duplication) (B) any Designated Net Proceeds received during the Amendment Period;

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(ii) for the fiscal quarter ended July 4, 2021, Consolidated EBITDAR shall be equal to the sum of (A) the product of Consolidated EBITDAR for the six fiscal months ended on July 4, 2021 (without including any Designated Net Proceeds added pursuant to clause (i)(B) immediately preceding), multiplied by two, plus (without duplication) (B) any Designated Net Proceeds received during the Amendment Period;

(iii) for the fiscal quarter ended October 3, 2021, Consolidated EBITDAR shall be equal to the sum of (A) the product of (x) the quotient of Consolidated EBITDAR for the nine fiscal months ended on October 3, 2021 (without including any Designated Net Proceeds added pursuant to clauses (i)(B) and (ii)(B) immediately preceding) divided by nine, (y) multiplied by twelve, plus (without duplication) (B) any Designated Net Proceeds received during the period commencing on September 28, 2020 and ending on April 3, 2021, plus (without duplication) (C) any Designated Net Proceeds of the type described in clauses (y) and (z) of the definition of Designated Net Proceeds only received during the period commencing on the Second Amendment Effective Date and ending on September 27, 2020, but only to the extent such Designated Net Proceeds were not added back to Consolidated EBITDAR previously; and

(iv) for the fiscal quarter ended January 2, 2022, Consolidated EBITDAR shall be equal to the sum of (A) Consolidated EBITDAR for the twelve fiscal months ended on January 2, 2022 (without including any Designated Net Proceeds added pursuant to clauses (i)(B), (ii)(B), (iii)(B) and (iii)(C) immediately preceding), plus (without duplication) (B) any Designated Net Proceeds received during the period commencing on January 4, 2021 and ending on April 3, 2021.

“Consolidated Funded Debt” means, as of any date of determination, Funded Debt of the Loan Parties and their Subsidiaries on a Consolidated basis; provided, that any Capital Lease Obligations incurred by any Loan Party or any Subsidiary in connection with a Sale Leaseback during the most recently completed twelve (12) fiscal month period shall be annualized as if such Capital Lease Obligations had been incurred on the first day of such twelve (12) fiscal month period.

“Consolidated Interest Expense” means, as of any date of determination for the most recently completed twelve (12) fiscal month period, all interest expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases and synthetic leases, tax retention operating leases, off-balance sheet loans and similar off-balance sheet financing products) for such period of the Loan Parties and their Subsidiaries on a Consolidated basis.

“Consolidated Maintenance Capital Expenditures” means, for the most recently completed twelve (12) fiscal month period, the sum of $30,000 multiplied by each restaurant location.

“Consolidated Net Income” means, as of any date of determination for the most recently completed twelve (12) fiscal month period, the net income (excluding (i) extraordinary losses and gains, (ii) gains from Dispositions not in the ordinary course of business, (iii) gains from the early extinguishment of Indebtedness, (iv) all non-cash income (other than amortization of deferred gains from Sale Leaseback transactions), (v) interest income, (vi) tax credits, rebates and other benefits and (vii) income received from joint venture investments to the extent not received in cash) of the Loan Parties and their Subsidiaries on a Consolidated basis for such period, all as determined in accordance with GAAP.

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“Consolidated Rent Expense” means, as of any date of determination for any period, all rent expense for such period of the Loan Parties and their Subsidiaries on a Consolidated basis with respect to the Restaurants.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.21.

“Credit Exposure” means, as to any Lender at any time, such Lender’s Revolving Exposure at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.

“Cure” has the meaning assigned to such term in Section 7.02.

“Cure Amount” has the meaning assigned to such term in Section 7.02.

“Cure Period” has the meaning assigned to such term in Section 7.02.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Designated Cure Proceeds” means the Cure Amount received by the Borrower with respect to each Cure effected by the Borrower in accordance with Section 7.02, but only so long as the Net Proceeds received by the Borrower from such Specified Equity Issuance are Unrestricted Cash.

“Designated Net Proceeds” means Net Proceeds received by the Borrower in cash, in each case only during the Amendment Period, from (x) a Specified Equity Issuance, (y) the Disposition of the store properties described on Schedule 1.01(d) and/or (z) without duplication, each Disposition of the store properties described on Schedule 1.01(e) constituting a Sale Leaseback that is consummated in accordance with the terms of Section 6.12, but in each case only so long as each of the following criteria is satisfied:

(a) no amount added back to Consolidated EBITDAR pursuant to this definition shall be greater in amount than the amount of Net Proceeds that were used by the Borrower to promptly upon receipt thereof prepay the Obligations and cash collateralize the LC Exposure in accordance with the terms of Section 2.09;

(b) concurrently with such Disposition or Specified Equity Issuance, as applicable, the aggregate Commitments of the Lenders shall have been automatically and permanently reduced by an amount equal to 100% of such Net Proceeds; and

(c) all such Net Proceeds shall be Unrestricted Cash.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

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“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia, other than an Excluded Holding Subsidiary.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Efficiency Plan” has the meaning assigned to such term in Section 5.20(d).

“Efficiency Matters” has the meaning assigned to such term in Section 5.21.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

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“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

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“Excess Cash” means, at any time, the amount by which the aggregate amount of cash and cash equivalents (except for any cash that is held in an LC Collateral Account or otherwise specifically designated as cash collateral in accordance with the terms of this Agreement (unless waived in accordance with the terms of this Agreement)), including but not limited to marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the consolidated balance sheet of the Loan Parties and their Subsidiaries, exceeds $20,000,000.00 in the aggregate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Holding Subsidiary” means a Subsidiary that has no material assets other than the Equity Interests in one or more Foreign Subsidiaries.

“Excluded Subsidiary” means Cabana Club of Pasadena, Inc.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of December 11, 2013, among the Borrower, certain Domestic Subsidiaries of the Borrower, the lenders party thereto, Wells Fargo Bank, National Association as administrative agent and JPMorgan Chase Bank, N.A., as syndication agent.

“Existing Letter of Credit” means each of the letters of credit described by applicant, date of issuance, letter of credit number, amount, beneficiary and the date of expiry on Schedule 1.01(c) hereto.

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“Extension of Credit” means, as to any Lender, the making of a Revolving Loan by such Lender, any conversion of a Revolving Loan from one Type to another Type, any extension of any Revolving Loan or the issuance, extension or renewal of, or participation in, a Letter of Credit by such Lender.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Financial Advisor” has the meaning assigned to such term in Section 5.20.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“fiscal month” means a fiscal month period of the Borrower. For the avoidance of doubt, the last day of each such period during the term of this Agreement is July 26, 2020, August 30, 2020, September 27, 2020, November 1, 2020, November 29, 2020, January 3, 2021, February 7, 2021, March 7, 2021, April 4, 2021, May 2, 2021, June 6, 2021, July 4, 2021, August 1, 2021, September 5, 2021, October 3, 2021, November 7, 2021, December 5, 2021, January 2, 2022, February 6, 2022, March 6, 2022, April 3, 2022, May 1, 2022, June 5, 2022, July 3, 2022, July 31, 2022, September 4, 2022, October 2, 2022, November 6, 2022 and December 4, 2022.

“Fixed Charge Coverage Ratio” means, as of any date of determination, for the Loan Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated EBITDAR for the most recently completed twelve (12) fiscal month period ending on such date minus all Income Taxes paid in cash during the most recently completed twelve (12) fiscal month period ending on such date minus Consolidated Maintenance Capital Expenditures for the most recently completed twelve (12) fiscal month period ending on such date to (b) the sum of (i) Consolidated Interest Expense paid or payable in cash during the most recently completed twelve (12) fiscal month period ending on such date, (ii) Scheduled Funded Debt Payments made during the most recently completed twelve (12) fiscal month period ending on such date (including the principal component of payments due on Capital Leases) and (iii) Consolidated Rent Expense during the most recently completed twelve (12) fiscal month period ending on such date; provided, that Consolidated Rent Expense shall be calculated as if all lease obligations incurred by a Loan Party or Subsidiary in connection with a Sale Leaseback during the most recently completed twelve (12) fiscal month period had been incurred on the first day of such twelve (12) fiscal month period.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

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“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness of such Person (other than Indebtedness set forth in clauses (m), (n), and (p) of such definition); provided, that Funded Debt shall only include Indebtedness set forth in clauses (i) and (j) of the definition thereof to the extent of unreimbursed drawings under such letters of credit or bankers’ acceptances facilities.

“Funding Account” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in effect in the United States of America (or, in the case of Foreign Subsidiaries with significant operations outside the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization or formation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.10, and in the case of determining the Applicable Rate, to the provisions of Section 1.04.

“Government Obligations” has the meaning assigned to the term in the definition of “Cash Equivalents.”

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantors” means all Loan Guarantors and all non-Loan Parties who have delivered an Obligation Guaranty, and the term “Guarantor” means each or any one of them individually. On the Second Amendment Effective Date, the “Guarantors” are the Borrower, Cabana Beverages, Inc., a Texas corporation, Cabana Bevco LLC, a Texas limited liability company, Cabana Grill, Inc., a Delaware corporation, Pollo Tropical Management, LLC, a Texas limited liability company, Pollo Tropical Beverages, LLC, a Texas limited liability company, Pollo Franchise, Inc., a Florida corporation, Pollo Operations, Inc., a Florida corporation, Taco Cabana, Inc., a Delaware corporation, TP Acquisition Corp., a Texas corporation, TC Bevco LLC, a Texas limited liability company, T.C. Management, Inc., a Delaware corporation, TPAQ Holding Corporation, a Delaware corporation and Texas Taco Cabana, L.P., a Texas limited partnership.

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“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“IBA” has the meaning assigned to such term in Section 1.07.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Incentive Plan” means (a) the Borrower’s 2012 Stock Incentive Plan, as amended through the Second Amendment Effective Date, (b) any amendments or modifications thereto and (c) any successor plans thereto, in each case of clauses (b) and (c), which are not materially adverse to the interests of the Administrative Agent and the Lenders from the perspective of a secured lender (it being agreed that the addition of new participants in such plans from time to time is not adverse to the Administrative Agent and the Lenders).

“Income Taxes” means federal, state, local and foreign income and similar taxes (including franchise taxes, to the extent such franchise taxes are based on the income or revenues of the Loan Parties and their Subsidiaries).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade debt, accrued expenses and current accounts payable incurred in the ordinary course of business and due within six months of the incurrence thereof), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person plus any accrued interest thereon, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential payable with respect to each such earn-out), (l) any other Off-Balance Sheet Liability, (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction, (n) all obligations of such Person under take or pay or similar arrangements or under commodities agreements, (o) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or acceleration on or prior to the Revolving Credit Maturity Date, (p) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles, (q) all ASC Section 840-40 lease financing obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner or a joint venturer) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Intercompany Debt” has the meaning assigned to the term in Section 5.16.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each fiscal quarter of the Borrower and the Revolving Credit Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that, subject to availability to all Lenders, is one, two, three, six or twelve months thereafter as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that, if any Interpolated Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

CREDIT AGREEMENT – Page 18

“Investment” means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Equity Interests, other ownership interests or other securities of any Person or bonds, notes, debentures or all or substantially all of the assets of any Person, (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in the ordinary course of business), (c) the construction or development of, or the entering into of a binding commitment to construct or develop, a new Restaurant, or (d) any other capital contribution to or investment in any Person, including, without limitation, any Guarantees (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of (a) Chase, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, (b) with respect to the Existing Letters of Credit only, Wells Fargo Bank, National Association and (c) their respective successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.04 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Effective Date, (i) $15,000,000, in the case of Chase, (ii) the greater of $4,841,731 or the outstanding amount of the Existing Letters of Credit on the Effective Date, in the case of Wells Fargo Bank, National Association and (iii) such amount as shall be designated to the Administrative Agent and the Borrower in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“LC Collateral Account” has the meaning assigned to such term in Section 2.04(j).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.04(b).

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“Letters of Credit” means the standby letters of credit issued pursuant to this Agreement, and each Existing Letter of Credit, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.12 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate shall be less than 1.00%, such rate shall be deemed to 1.00% for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of Equity Interests or securities, any purchase option, call or similar right of any Person with respect to such Equity Interests or securities.

“Liquidity” means, at any time of determination, the sum of (a) all Unrestricted Cash and Cash Equivalents of the Loan Parties at such time plus (b) Availability at such time.

“Loan Documents” means, collectively, this Agreement, each Revolving Loan Note, any Letter of Credit application, each Collateral Document, the Loan Guaranty, any Obligation Guaranty, each Compliance Certificate, each confirmation agreement and each other agreement, instrument, document and certificate identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including each other pledge, power of attorney, consent, assignment, contract, notice, letter of credit agreement, subordination agreement, intercreditor agreement, letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, and each other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby (other than any agreement, document, certificate of instrument related to Banking Services or any Swap Agreement). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

CREDIT AGREEMENT – Page 20

“Loan Guarantor” means each Loan Party.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, the Borrower, the Borrower’s Domestic Subsidiaries (other than the Excluded Subsidiary and any Domestic Subsidiary owned by a Foreign Subsidiary) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require. On the Second Amendment Effective Date, the “Loan Parties” are the Borrower, Cabana Beverages, Inc., a Texas corporation, Cabana Bevco LLC, a Texas limited liability company, Cabana Grill, Inc., a Delaware corporation, Pollo Tropical Management, LLC, a Texas limited liability company, Pollo Tropical Beverages, LLC, a Texas limited liability company, Pollo Franchise, Inc., a Florida corporation, Pollo Operations, Inc., a Florida corporation, Taco Cabana, Inc., a Delaware corporation, TP Acquisition Corp., a Texas corporation, TC Bevco LLC, a Texas limited liability company, T.C. Management, Inc., a Delaware corporation, TPAQ Holding Corporation, a Delaware corporation and Texas Taco Cabana, L.P., a Texas limited partnership.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets or condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Revolving Loan Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, any of the Revolving Loan Notes or any of the other Loan Documents, the Administrative Agent’s Liens (for the benefit of the Secured Parties) on the Collateral or the priority of such Liens or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Contract” means any contract or agreement of the Loan Parties or any of their Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, could reasonably be expected to have a Material Adverse Effect. The parties acknowledge that no individual Restaurant real property lease is a Material Contract for purposes of this Agreement.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Milestone” has the meaning assigned to such term in Section 5.20.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

CREDIT AGREEMENT – Page 21

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket costs and expenses paid or incurred (but if incurred and not paid, then only to the extent paid in the following fiscal quarter) to third parties (other than Affiliates) in connection with such event (including, without limitation, legal, accounting and investment banking fees, advisory fees, sales commissions, survey costs, title insurance premiums, related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses incurred in good faith), (ii) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to permanently repay Indebtedness permitted to exist hereunder (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (together with any applicable premium, penalty, interest and breakage costs) and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor who is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

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“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease or a lease in connection with an ASC 840-40 lease financing obligation other than any such lease in which that Person is the lessor.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document.

“Other Designated Expenses” means, for any period, (a) without duplication of amounts included in clause (b)(ix) of the definition of “Consolidated EBITDAR”, consolidated impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets,” or any successor pronouncements and (b) any non-recurring cash legal fees and legal expenses paid by the Borrower for legal work on the Second Amendment and related Loan Documents (and the negotiation thereof) prior to and through the Second Amendment Effective Date.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the indefeasible payment in full in cash of the accrued and unpaid fees, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

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“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Construction Transaction” has the meaning assigned to the term in Section 6.05(h).

“Permitted Investments” has the meaning assigned to the term in Section 6.05.

“Permitted Liens” has the meaning assigned to the term in Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pre-Opening Costs” means “start-up costs” (such term used herein as defined in ASC 705.15 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff training, recruiting, travel costs for employees engaged in such start-up activities, advertising and rent accrued prior to opening.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Subsidiary, other than dispositions described in Sections 6.04(a)(i) and 6.04(a)(iv);

(b) any Recovery Event;

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(c) (i) the issuance by the Borrower of any Equity Interests, except pursuant to the Incentive Plan, but only so long as such issuance of Equity Interests made in accordance with the terms and conditions of the Incentive Plan does not have cash proceeds in excess of $100,000 in the aggregate over the term of this Agreement, or (ii) the receipt by the Borrower of any capital contribution; or

(d) the incurrence by any Loan Party or any Subsidiary of (i) any Indebtedness under Section 6.01(g), and (ii) any other Indebtedness not permitted under any other clause of Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information is available.

“Properties” has the meaning assigned to the term in Section 3.10(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Recovery Event” means the receipt by any Loan Party or any Subsidiary of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its respective property or assets.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

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“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrower’s assets from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposure and unused Commitments representing at least 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, for any Loan Party, the chief executive officer, the president, chief operating officer, chief financial officer, general counsel, secretary, treasurer or any vice president of such Loan Party and any additional responsible officer that is designated as such to the Administrative Agent.

“Restaurant” means any restaurant owned or leased by the Borrower or any of its Subsidiaries.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding and (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of any Loan Party or any of its Subsidiaries (in each case, except the Secured Obligations), but not including any payment of regularly scheduled interest and Scheduled Funded Debt Payments (including the principal component of payments due on Capital Leases) that are paid as and when due in respect of any Indebtedness permitted under Section 6.01.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced from time to time pursuant to (a) Section 2.07 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. On the Second Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $120,000,000.

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“Revolving Credit Maturity Date” means November 30, 2022 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Revolving Exposure” means, with respect to any Lender, at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Revolving Loan Note” or “Revolving Loan Notes” means the promissory notes of the Borrower provided pursuant to Section 2.08(f) in favor of any of the Lenders evidencing the Revolving Loan provided by any such Lender pursuant to Section 2.01, individually or collectively, as appropriate, as such promissory notes may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale Leaseback” has the meaning assigned to the term in Section 6.12.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Funded Debt Payments” means, as of any date of determination for the most recently completed twelve (12) fiscal month period ending on such date, the sum of all regularly scheduled payments of principal on Funded Debt of the Loan Parties and their Subsidiaries on a Consolidated basis for such period (including the principal component of payments due on Capital Leases during such period) to the extent actually paid in cash.

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“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means July 10, 2020.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means that certain First Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the Second Amendment Effective Date, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Specified Covenants” has the meaning assigned to such term in Section 7.02.

“Specified Equity Issuance” means an issuance of common Equity Interests of the Borrower for cash consideration, in each case on terms and conditions acceptable to the Administrative Agent, except pursuant to any issuance made in accordance with the terms and conditions of the Incentive Plan.

“Specified Quarter End” has the meaning assigned to such term in Section 7.02.

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“Statement” has the meaning assigned to such term in Section 2.16(g).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower or of any other Loan Party, as applicable.

“Supported QFC” has the meaning assigned to it in Section 9.21.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Swap Agreement permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” means (a) the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) all other transactions related to any of the foregoing (including payment of fees and expenses related to the foregoing).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Cash” means, at any time, cash on hand of the Loan Parties that meets each of the following requirements: such cash on hand is (a) denominated in Dollars, (b) not subject to any Lien, except (i) a banker’s or securities intermediary Lien or right of setoff pursuant to customary deposit or securities account arrangements and (ii) Liens to secure the Secured Obligations (but not in an LC Collateral Account or otherwise specifically designated as cash collateral hereunder), (c) not (i) subject to any restriction as to its use or (ii) held for any other purpose or use (including, for the avoidance of doubt, without limitation, being held for use for any anticipated investment, any payment of Indebtedness to any other Person (except the Lenders), any other anticipated specific payment or use or any other specific purpose), (d) located in a deposit account at the Administrative Agent or another Lender (but only for so long as such account is subject to a deposit account control agreement among the account holder, such Lender and the Administrative Agent), (e) located in the United States and (f) included in “cash” and not “restricted cash” on the consolidated balance sheets of the Borrower.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(f)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party, the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding the foregoing for purposes of this Agreement, no effect shall be given to any change in GAAP arising out of the change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010.

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SECTION 1.05. Financial Covenant Calculations. The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the covenants set forth in Section 5.10, after any Disposition permitted by Section 6.04(a)(vii) and (viii) in an amount in excess of $2,500,000, (A) Consolidated EBITDAR shall be calculated after giving effect thereto on a Pro Forma Basis (to the extent the property or assets subject to such Disposition were owned during the applicable period of calculation) (subject to adjustments mutually and reasonably acceptable to the Borrower and the Administrative Agent), (B) Consolidated Interest Expense shall be calculated after giving effect thereto (including the effect of any related incurrence of Indebtedness) on a Pro Forma Basis and (C) Consolidated Rent Expense shall be calculated after giving effect thereto on a Pro Forma Basis (subject to adjustments mutually acceptable to the Borrower and the Administrative Agent).

SECTION 1.06. Status of Obligations. The Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated). Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which any other indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any other indebtedness in order that the Lenders may have and exercise remedies available or potentially available to holders of senior indebtedness.

SECTION 1.07. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.12(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.12(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.12(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.12(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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ARTICLE II

The Credits

SECTION 2.01. Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the aggregate Revolving Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Revolving Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.06. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.12, 2.13, 2.14 and 2.15 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. ABR Borrowings may be in any amount. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or fax) in a form approved by the Administrative Agent and signed by the Borrower or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., eastern time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, eastern time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 9:00 a.m., eastern time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)	the aggregate amount of the requested Borrowing, and a breakdown of the separate wires comprising such Borrowing;

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(ii)	the date of such Borrowing, which shall be a Business Day;

(iii)	whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)	in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of standby Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. Existing Letters of Credit are Letters of Credit deemed to be issued hereunder for all intents and purposes. The Loan Parties and the Issuing Banks each agree that each Existing Letter of Credit will be terminated and reissued pursuant to the terms of this Section on before the date that is six months after the Effective Date of this Agreement.

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(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit through Electronic System, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $15,000,000, (ii) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment and (iii) the Aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments of all Lenders. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.04(b).

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date; provided, that notwithstanding clause (ii) above, a Letter of Credit with a one year maturity date issued under clause (i) above may expire after the Revolving Credit Maturity Date (a “Cash Collateralized LC”) if the Borrower has delivered cash collateral to the Issuing Bank no later than the date that is thirty (30) days prior to the Revolving Credit Maturity Date (the “LC Expiration Date”) in an amount equal to 105% of the face amount of any such Letter of Credit (the “LC Cash Collateral”).  To the extent the Borrower fails to provide the LC Cash Collateral on the LC Expiration Date, the Borrower shall be deemed to have requested an ABR Revolving Borrowing in accordance with the terms of Section 2.03 hereof in an amount equal to 105% of the face amount of the Cash Collateralized LC, the proceeds of which will be delivered to the Issuing Bank as cash collateral.  In the event that any such ABR Revolving Borrowing cannot be made for any reason on the LC Expiration Date, then each Lender hereby agrees that it shall promptly fund its participation interest acquired pursuant to Section 2.04(d) in such Cash Collateralized LC (which shall be delivered to the Issuing Bank as cash collateral).  Upon the cash collateralization of any Letter of Credit pursuant to this Section, such Cash Collateralized LC shall be deemed to be issued outside of this Agreement; provided, that, the fees associated with such Letter of Credit under the terms hereof shall continue to accrue, but shall thereafter be solely for the benefit of the Issuing Bank.

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(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., eastern time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., eastern time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received after 9:00 a.m., eastern time, on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

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(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is due; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

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(i) Replacement of the Issuing Bank.(i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.04(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.09(b) or 2.18. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

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(k) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.05. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., eastern time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

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(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.06. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

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(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07. Termination and Reduction of Commitments.

(a) Unless previously terminated, all the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b) The Borrower may at any time terminate the Revolving Commitments upon (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the indefeasible payment in full in cash of the accrued and unpaid fees, and (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon.

(c) Optional Commitment Reductions. The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments of all Lenders.

(d) Mandatory Commitment Reductions.

(i) Automatic. Unless previously reduced to an amount not in excess of the amounts set forth below on each date set forth below, the aggregate Revolving Commitments of all Lenders shall be automatically and permanently reduced without notice to the Borrower or any other Loan Party to the amounts set forth below on such dates set forth below:

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(A) $105,000,000 on January 3, 2021, and

(B) $95,000,000 on April 4, 2021.

(ii) Prepayment Events. The aggregate Revolving Commitments of all Lenders shall be automatically and permanently reduced without notice to the Borrower or any other Loan Party by the amount of Net Proceeds from each Prepayment Event on the date of occurrence of each such Prepayment Event.

Each mandatory reduction described in this clause (d), a “Mandatory Commitment Reduction”. Each Mandatory Commitment Reduction shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. Each Mandatory Commitment Reduction in this clause (d) will be in addition to, and will not be reduced by, any (x) other mandatory commitment reduction or (y) optional commitment reduction.

(e) The Borrower shall notify the Administrative Agent of (i) any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section and (ii) any mandatory commitment reduction, in each case, at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.08. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.

(b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Obligations on the Revolving Credit Maturity Date.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(e) The entries made in the accounts maintained pursuant to paragraph (c) and (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.09. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section and, if applicable, payment of any break funding expenses under Section 2.14.

(b) In the event and on such occasion that the Aggregate Revolving Exposure exceeds the aggregate Revolving Commitments of all Lenders, the Borrower shall prepay the Revolving Loans, and/or LC Exposure in the aggregate amount equal to such excess (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in an aggregate amount equal to such excess, in accordance with Section 2.04(j)).

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrower shall, no later than one (1) Business Day after such Net Proceeds are received by any Loan Party or Subsidiary, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.09(d) below in an aggregate amount equal to (x) in the case of a Prepayment Event occurring during the Amendment Period, 100% of such Net Proceeds and (y) in the case of a Prepayment Event occurring after the termination of the Amendment Period that is (i) a Sale Leaseback permitted by Section 6.12 or any prepayment event described in clause (c) of the definition of the term “Prepayment Event”, not less than 50% of such Net Proceeds and (y) any other type of prepayment event, 100% of such Net Proceeds.

(d) All prepayments required to be made pursuant to Section 2.09(c) shall be applied, first to prepay the Revolving Loans, and second to cash collateralize outstanding LC Exposure, in each case of first and second, with a corresponding reduction in the aggregate Revolving Commitment in accordance with the terms of Section 2.07.

(e) At any time after the fifth Business Day following the Second Amendment Effective Date, if (x) the Aggregate Credit Exposure exceeds $75,000,000 and (y) the Loan Parties and their Subsidiaries have Excess Cash, in each case the Borrower shall prepay Revolving Borrowings on the immediately following Business Day, which prepayment shall be in an amount equal to the amount of such Excess Cash as of the end of such immediately preceding Business Day, until the Aggregate Revolving Exposure has been repaid in full on such day or, if no Borrowings are outstanding, cash collateral has been deposited in the LC Collateral Account in an aggregate amount equal to the amount of LC Exposure, in accordance with Section 2.04(j). Each prepayment of Borrowings pursuant to this Section 2.09(e) shall be applied first, ratably to any ABR Loans then outstanding, and, second, to any Eurodollar Loans then outstanding, and if more than one Eurodollar Loan is then outstanding, to each such Eurodollar Loan in order of priority beginning with the Eurodollar Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Loan with the most number of days remaining in the Interest Period applicable thereto. Prepayments pursuant to this Section 2.09(e) shall be accompanied by accrued interest to the extent required by Section 2.11 and break funding payments to the extent required by Section 2.14.

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(f) The Borrower shall notify the Administrative Agent by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment under this Section: (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., eastern time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., eastern time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and whether the prepayment is required to be accompanied by a corresponding reduction in the aggregate Revolving Commitment; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.11 and (ii) break funding payments pursuant to Section 2.14.

SECTION 2.10. Fees.

(a) The Borrower agrees to pay to the Administrative Agent a commitment fee for the account of each Revolving Lender, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate; it being understood that the LC Exposure of a Lender shall be included in the drawn portion of the Revolving Commitment of such Lender for purposes of calculating the commitment fee. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(c) The Borrower agrees to pay to the Administrative Agent or any other Lender, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent or such other Lender.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.11. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the sum of the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(d) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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SECTION 2.12. Alternate Rate of Interest; Illegality.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

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(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.09), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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SECTION 2.15. Taxes.

(a) Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

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(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

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(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 or any other form approved by the Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or any other form approved by the Administrative Agent or Exhibit C-3 or any other form approved by the Administrative Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 or any other form approved by the Administrative Agent on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i) Defined Terms. For purposes of this Section 2.15, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.16. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.13, 2.14 or 2.15, or otherwise) prior to 2:00 p.m., eastern time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent pursuant to payment instructions provided by the Administrative Agent, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

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(b) All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.09) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay any amounts owing in respect of Swap Agreement Obligations and Banking Services Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.20, ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender from the Borrower or any other Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (i) on the expiration date of the Interest Period applicable thereto, or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.14. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Swap Agreement Obligations shall be excluded from the application described above and paid in clause sixth if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans, and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

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(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.09), notice from the Borrower that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

SECTION 2.17. Mitigation Obligations; Replacement of Lenders

(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.13 or 2.15) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.18. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.10(a);

(b) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any Non-Defaulting Lender, cause such Non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;

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(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.10(a) and 2.10(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.18(c), and the LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

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SECTION 2.19. Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.19 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.19 shall survive the termination of this Agreement.

SECTION 2.20. Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.16(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that (and where applicable, agrees):

SECTION 3.01. Financial Condition.

(a) (i) The audited Consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the fiscal years ended 2017, 2018 and 2019 as set forth in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 filed with the SEC and (ii) a pro forma balance sheet of the Borrower and its Subsidiaries as of December 29, 2019:

(A) with respect to clause (a)(i) above, were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(B) with respect to clause (a)(i) above, fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments) and results of operations for the period covered thereby.

(b) The five-year projections of the Loan Parties and their Subsidiaries (prepared annually for the term of this Agreement) delivered to the Lenders on or prior to the Effective Date have been prepared in good faith based upon reasonable assumptions (i) in light of then existing conditions and (ii) of future results of operations which may or may not in fact occur and no assurance can be given that such results will be achieved.

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SECTION 3.02. No Material Adverse Effect. Since December 30, 2019 (and, in addition, after (x) any subsequent public disclosure by the Borrower made after December 30, 2019 and prior to the Second Amendment Effective Date and (y) delivery of annual audited financial statements in accordance with Section 5.01(a), from the date of the most recently delivered annual audited financial statements), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.03. Corporate Existence; Compliance with Law; Patriot Act Information. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (b) has the requisite corporate, limited liability company or partnership power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and has taken all actions necessary to maintain all rights, privileges, licenses and franchises necessary or required in the normal conduct of its business except where the failure to take any such action could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified to conduct business and in good standing under the laws of (i) the jurisdiction of its organization or formation, (ii) the jurisdiction where its chief executive office is located and (iii) each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing in any such other jurisdiction could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law, organizational documents, government permits and government licenses except to the extent such non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 3.03 as of the Second Amendment Effective Date, or as of the last date such Schedule was required to be updated in accordance with Section 5.02, is the following information for each Loan Party: the exact legal name and any former legal names of such Loan Party in the four (4) months prior to the Second Amendment Effective Date, the state of incorporation or organization, the type of organization, the jurisdictions in which such Loan Party is qualified to do business, the chief executive office, the principal place of business, the business phone number, the organization identification number, the federal tax identification number and ownership information (e.g. publicly held, if private or partnership, the owners and partners of each of the Loan Parties).

SECTION 3.04. Corporate Power; Authorization; Enforceable Obligations. Each of the Loan Parties has full corporate, partnership or limited liability company power and authority and the legal right to make, deliver and perform the Loan Documents to which it is party and has taken all necessary limited liability company, partnership or corporate action to authorize the execution, delivery and performance by it of the Loan Documents to which it is party. Each Loan Document to which it is a party has been duly executed and delivered on behalf of each Loan Party. Each Loan Document to which it is a party constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.05. No Legal Bar; No Default. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party, the borrowings thereunder and the use of the proceeds of the Revolving Loans (a) will not violate any applicable Requirement of Law of any Loan Party (except those as to which waivers or consents have been obtained), (b) will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Loan Parties or any Material Contract to which such Person is a party or by which any of its properties may be bound or any material approval or material consent from any Governmental Authority relating to such Person, and (c) will not result in, or require, the creation or imposition of any Lien on any Loan Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Loan Documents or Permitted Liens. No Loan Party is in default under or with respect to any of its Contractual Obligations except where such default could not reasonably be expected to have a Material Adverse Effect.

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SECTION 3.06. No Material Litigation. No litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Loan Parties, threatened by or against any Loan Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Loan Documents, any Extension of Credit or any of the Transactions, or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. No permanent injunction, temporary restraining order or similar decree has been issued against any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Investment Company Act; etc. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation limiting its ability to incur Secured Obligations.

SECTION 3.08. Margin Regulations. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose that violates, or that would require any Lender to make any filings in accordance with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Loan Parties and their Subsidiaries (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 3.01 or delivered pursuant to Section 5.01 and the aggregate value of all “margin stock” owned by the Loan Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

SECTION 3.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

SECTION 3.10. Environmental Matters. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a) The facilities and properties owned, leased or operated by the Loan Parties or any of their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability on behalf of any Loan Party under, any Environmental Law.

(b) The Properties and all operations of the Loan Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Loan Parties or any of their Subsidiaries (the “Business”).

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(c) Neither the Loan Parties nor their Subsidiaries have received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability on behalf of any Loan Party with respect to environmental matters or Environmental Laws regarding any of the Properties or the Business, nor do the Loan Parties or their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability on behalf of any Loan Party under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability on behalf of any Loan Party under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties and their Subsidiaries, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability on behalf of any Loan Party under Environmental Laws.

SECTION 3.11. Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

SECTION 3.12. Subsidiaries; Joint Ventures; Partnerships. Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries, joint ventures and partnerships of the Loan Parties. Each direct and indirect Subsidiary, other than the Excluded Subsidiary, of the Company is a Loan Party, Loan Guarantor and grantor under the Security Agreement. Information on the attached Schedule includes the following: (a) the number of shares of each class of Equity Interests of each Subsidiary outstanding and (b) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries. The outstanding Equity Interests of all such Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than those arising under or contemplated in connection with the Loan Documents). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or restricted stock granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of any Loan Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents.

SECTION 3.13. Ownership. Each of the Loan Parties and its Subsidiaries is the owner of, and has good and marketable title to or a valid leasehold interest in, all of its respective assets, which, together with assets leased or licensed by the Loan Parties and their Subsidiaries, represents all assets in the aggregate material to the conduct of the business of the Loan Parties and their Subsidiaries. Each Loan Party and its Subsidiaries enjoys peaceful and undisturbed possession under all of its leases and all such leases are valid and subsisting and in full force and effect except as could not reasonably be expected to have a Material Adverse Effect.

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SECTION 3.14. Consent; Governmental Authorizations. No approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit by the Borrower or the making of the Loan Guaranty hereunder or with the execution, delivery or performance of any Loan Document by the Loan Parties (other than those which have been obtained) or with the validity or enforceability of any Loan Document against the Loan Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Loan Documents).

SECTION 3.15. Taxes. Each of the Loan Parties and its Subsidiaries has filed, or caused to be filed, all federal income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Loan Parties or their Subsidiaries has received written notice as of the Second Amendment Effective Date of any material tax assessments against it or any of its Subsidiaries.

SECTION 3.16. Collateral Representations.

(a) Intellectual Property. Set forth on Schedule 3.16(a), as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent).

(b) Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 3.16(b), as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02, is a description of all Documents (as defined in the UCC), Instruments (as defined in the UCC), and Tangible Chattel Paper (as defined in the UCC) of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent), in each case to the extent with a value in excess of $100,000.

(c) Commercial Tort Claims. Set forth on Schedule 3.16(c), as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02, is a description of all Commercial Tort Claims (as defined in the UCC) of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(d) Pledged Equity Interests. Set forth on Schedule 3.16(d), as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02, is a list of (i) 100% (or, if less, the full amount owned by such Loan Party) of the issued and outstanding Equity Interests owned by such Loan Party of each Domestic Subsidiary (other than the Excluded Subsidiary), (ii) 66% (or, if less, the full amount owned by such Loan Party) of each class of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or, if less, the full amount owned by such pledgor) of each class of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) owned by such Loan Party of each first-tier Foreign Subsidiary and (iii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents.

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(e) Properties. Set forth on Schedule 3.16(e) is a list of (i) each headquarter location of the Loan Parties (and an indication if such location is leased or owned) and (ii) each other location where any significant administrative functions are performed (and an indication if such location is leased or owned).

SECTION 3.17. Solvency. The Loan Parties taken as a whole are solvent and are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and the fair saleable value of the Loan Parties assets, taken as a whole and measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. The Loan Parties taken as a whole do not have unreasonably small capital in relation to the business in which they are or propose to be engaged. The Loan Parties taken as a whole have not incurred, or believe that they will incur debts beyond its ability to pay such debts as they become due. In executing the Loan Documents and consummating the Transactions, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted. On the Second Amendment Effective Date, the foregoing representations and warranties shall be made both before and after giving effect to the Transactions.

SECTION 3.18. Brokers’ Fees. None of the Loan Parties or their Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the Transactions, the closing and other fees payable pursuant to this Agreement and as set forth in any fee letter.

SECTION 3.19. Labor Matters. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Loan Parties or any of their Subsidiaries as of the Second Amendment Effective Date and none of the Loan Parties or their Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years or (ii) has knowledge of any potential or pending strike, walkout or work stoppage, (b) no unfair labor practice complaint is pending against any Loan Party or any of its Subsidiaries and (c) there are no strikes, walkouts, work stoppages or other material labor difficulty pending or threatened against any Loan Party.

SECTION 3.20. Accuracy and Completeness of Information.

(a) No representation or warranty made by the Borrower or any other Loan Party in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Loan Party in connection with the transactions contemplated in any Loan Document does or will contain any untrue material statement of fact or will omit to state any such fact (of which any executive officer of any Loan Party has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

(b) As of the Second Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

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SECTION 3.21. Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, including, but not limited to with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto, and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions. None of the Loan Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

SECTION 3.22. Material Contracts. Schedule 3.22 sets forth a complete and accurate list of all Material Contracts of the Loan Parties and their Subsidiaries in effect as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02. Each Material Contract is, and after giving effect to the Transactions will be, in full force and effect in accordance with the terms thereof.

SECTION 3.23. Insurance. The insurance coverage of the Loan Parties and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.23 as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02 and such insurance coverage complies in all material respects with the requirements set forth in Section 5.05(b).

SECTION 3.24. Collateral Documents. The Collateral Documents create valid and enforceable security interests in, and Liens on, the Collateral purported to be covered thereby. Except as set forth in the Collateral Documents, such security interests and Liens are currently (or will be, upon (a) the filing of appropriate financing statements with the Secretary of State of the state of incorporation or organization for each Loan Party and the filing of appropriate assignments or notices with the United States Patent and Trademark Office and the United States Copyright Office, in each case in favor of the Administrative Agent, on behalf of the Lenders, and (b) the Administrative Agent obtaining control or possession over those items of Collateral in which a security interest is perfected through control or possession) perfected security interests and Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, prior to all other Liens other than Permitted Liens other than with respect to any of the Loan Parties’ deposit accounts, commodities accounts and securities accounts as to which no deposit account control agreement, commodities account control agreement and securities account control agreement, respectively, are required to be executed and delivered.

SECTION 3.25. Classification of Senior Indebtedness. The Secured Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any other Indebtedness and all subordination provisions set forth in any such agreement (if any) are legally valid and enforceable against the parties thereto.

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SECTION 3.26. Anti-Terrorism Laws. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. Neither any Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

SECTION 3.27. Authorized Officer. Set forth on Schedule 3.27 are Responsible Officers that are permitted to sign Loan Documents on behalf of the Loan Parties, holding the offices indicated next to their respective names, as of the Second Amendment Effective Date and as of the last date such Schedule was required to be updated in accordance with Section 5.02. Such Authorized Officers are the duly elected and qualified officers of such Loan Party and are duly authorized to execute and deliver, on behalf of the respective Loan Party, the Credit Agreement, the Revolving Loan Notes and the other Loan Documents.

SECTION 3.28. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

SECTION 3.29. Existing Indebtedness, Liens and Investments. Set forth on Schedule 3.29 is a list (in detail acceptable to the Administrative Agent) of:

(a) (i) all Indebtedness of the Loan Parties and their Subsidiaries existing as of the Second Amendment Effective Date and (ii) any updates to the list of Indebtedness referred to in the preceding clause (i) since (x) the Second Amendment Effective Date or (y) the last date such Schedule was required to be updated in accordance with Section 5.02, except for any of the Secured Obligations;

(b) (i) all Liens existing as of the Second Amendment Effective Date and any changes since the Second Amendment Effective Date and (ii) any updates to the list of Liens referred to in the preceding clause (i) since (x) the Second Amendment Effective Date or (y) the last date such Schedule was required to be updated in accordance with Section 5.02, except for Permitted Liens (including Liens described on Schedule 1.01(b)) and Liens created by or otherwise existing under or in connection with this Agreement or the other Loan Documents in favor of the Administrative Agent on behalf of the Secured Parties; and

(c) (i) all Investments existing as of the Second Amendment Effective Date and (ii) any updates to the list of Investments referred to in the preceding clause (i) since (x) the Second Amendment Effective Date or (y) the last date such Schedule was required to be updated in accordance with Section 5.02.

SECTION 3.30. Plan Assets; Prohibited Transactions. None of the Loan Parties or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

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ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel, Winstead PC) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.08 payable to the order of each such requesting Lender and a written opinion of the Loan Parties’ counsel (including the opinion of the Loan Parties’ Associate Counsel), addressed to the Administrative Agent, the Issuing Bank and the Lenders in substantially the form of Exhibit B or any other form approved by the Administrative Agent (which shall include, without limitation, opinions with respect to the due organization and valid existence of each Loan Party, opinions as to perfection of certain of the Liens granted to the Administrative Agent pursuant to the Collateral Documents and opinions as to the non-contravention of the Loan Parties’ organizational documents and Material Contracts), each of which shall be in form and substance satisfactory to the Administrative Agent.

(b) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 3.01, each in form and substance reasonably satisfactory to each of them.

(c) Closing Certificates; Certified Certificate of Incorporation or Formation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate, in form and substance satisfactory to the Administrative Agent, of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary or, in the case of any Subsidiary that is a partnership or limited liability company, its general partner, manager or member, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party or its manager or member, as applicable, authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

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(d) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower as of the Effective Date, in form and substance reasonably acceptable to the Administrative Agent stating that (i) there does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (A) affecting this Agreement or the other Loan Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Effective Date or (B) that purports to affect any Loan Party or any of its Subsidiaries, or any Transaction, which action, suit, investigation, litigation or proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Effective Date, (ii) immediately after giving effect to this Agreement, the other Loan Documents, and all the Transactions contemplated to occur on such date, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, and (iii) each of the other conditions precedent in this Section 4.01 have been satisfied, except to the extent the satisfaction of any such condition is subject to the judgment or discretion of the Administrative Agent or any Lender.

(e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(f) Personal Property Collateral. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien and judgment searches;

(ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property;

(iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iv) stock or membership certificates, if any, evidencing the Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement and undated stock or transfer powers duly executed in blank;

(v) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof

(vi) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Lenders’ security interest in the Collateral;

(vii) to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral;

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(g) Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness (other than Indebtedness permitted to exist pursuant to Section 6.01) required to be repaid (including, but not limited to the Indebtedness evidenced by the Existing Credit Agreement) and which confirms that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit, except for Existing Letters of Credit.

(h) Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Borrower (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) Collateral Access. The Administrative Agent shall have received a Collateral Access Agreement for the Borrower’s headquarters buildings.

(j) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate prepared by a Financial Officer of the Borrower as to the financial condition, solvency and related matters of the Loan Parties and their Subsidiaries, after giving effect to the Transactions and the initial borrowings under the Loan Documents, in form and substance acceptable to the Administrative Agent.

(k) [Intentionally Omitted]

(l) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) if the issuance of a Letter of Credit will be required on the Effective Date.

(m) Legal and Regulatory Due Diligence. The Administrative Agent and its counsel, Winstead PC, shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion. All legal (including tax implications) and regulatory matters shall be satisfactory to the Administrative Agent and Lenders, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

(n) PATRIOT Act, Etc. The Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including PATRIOT Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(o) Consents. The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the Transactions have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

(p) Structure. The pro forma capital, ownership and management structure and shareholding arrangement of the Borrower and its Subsidiaries (and all agreements relating thereto) shall be reasonably satisfactory to the Administrative Agent.

(q) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank or their respective counsel may have reasonably requested.

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For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved and accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objections thereto. The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., eastern time, on December 31, 2017 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that it shall:

SECTION 5.01. Financial Statement. Furnish to the Administrative Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower (beginning with fiscal year 2017), a copy of the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such year, which shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent (and the Administrative Agent hereby acknowledges that Deloitte LLP is acceptable to it), setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

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(b) Quarterly Financial Statements. As soon as available and in any event no later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such period and related Consolidated statements of income and retained earnings and of cash flows for the Borrower and its Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form Consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

(c) Monthly Financial Statements. As soon as available and in any event no later than thirty (30) days after the end of each fiscal month of the Borrower, a copy of the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such period and related Consolidated statements of income and retained earnings and of cash flows for the Borrower and its Subsidiaries for such monthly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form Consolidated figures for the corresponding period or periods of the preceding fiscal year in draft form (subject to normal recurring quarter-end adjustments and except that such statements are condensed and exclude detailed footnote disclosures);

(d) Annual Operating Budget and Cash Flow. As soon as available, but in any event no later than sixty (60) days after the beginning of each fiscal year (including fiscal year 2018), a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for such fiscal year prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

(e) 16-Week Sales Reporting, Cash Flow Projections and Flash Report. Weekly, as soon as available, and in any event by no later than the Friday following the end of each preceding calendar week of the Borrower (or such later date agreed to in writing by the Administrative Agent) commencing with the week ending July 10, 2020, each in form and detail acceptable to the Administrative Agent, (i) a copy of the sales reporting and cash flow projections of the Borrower and its Subsidiaries for the succeeding 16-week period, (ii) a summary of the material assumptions made in the preparation of such reports and projections, (iii) a forecast-to-actual comparison for the calendar week just ended and (iv) a flash report with a store by store comparison; and

(f) Forecasts. As soon as available and in any event no later than thirty (30) days after the end of each fiscal month of the Borrower (or such later date agreed to in writing by the Administrative Agent) commencing with the first such forecast required to be delivered to the Lenders no later than July 20, 2020 (or such later date agreed to in writing by the Administrative Agent), forecasts based on actual year to date results for the fiscal years 2020 and 2021, including (i) monthly income statements (consolidated and by brand) throughout the Amendment Period and quarterly thereafter, (ii) monthly cash flow statements (consolidated) throughout the Amendment Period and quarterly thereafter and (iii) comparable same store sales (monthly throughout the Amendment Period and quarterly thereafter); provided, that, notwithstanding the foregoing, for the fiscal month ended June 28, 2020 only, forecasts shall include (A) monthly income statements (consolidated and by brand) through the fiscal year ending January 3, 2021 and quarterly thereafter, (B) quarterly cash flow statements (consolidated) through the fiscal year ending January 3, 2021 and quarterly thereafter and (C) comparable same store sales (monthly through the fiscal year ending January 3, 2021 and quarterly thereafter), with a conference call to discuss the July 2020 forecast to be attended by the Borrower, its chief financial officer, its chief executive officer, the Administrative Agent, the Lenders and any of their representatives and advisors, at each Lender’s election at 2:00pm central time on July 21, 2020 and at 2:00pm central time on the first Tuesday following required latest date of delivery thereafter (or such other day or time agreed to in writing by the Administrative Agent);

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all such financial statements furnished pursuant to subsections (a), (b) and (c) above shall be complete and correct in all material respects (subject, in the case of quarterly statements, to normal recurring year-end audit adjustments and except that such statements are condensed and exclude detailed footnote disclosures, and subject, in the case of monthly statements, to normal recurring quarter-end adjustments and except that such statements are condensed and exclude detailed footnote disclosures) and to be prepared in reasonable detail and, in the case of the annual, quarterly and monthly financial statements provided in accordance with subsections (a), (b) and (c) above, in accordance in all material respects with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in GAAP as provided in Section 1.04.

Notwithstanding the foregoing, financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Administrative Agent receives such reports from the Borrower through electronic mail; provided that, upon the Administrative Agent’s request, the Borrower shall provide paper copies of any documents required hereby to the Administrative Agent.

SECTION 5.02. Certificates; Other Information. Furnish to the Administrative Agent and each of the Lenders:

(a) Officer’s Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.01(a), 5.01(b) and 5.01(c) above, an executed and completed copy of the applicable form of Compliance Certificate, (i) certifying as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, and in the case of the financial statements delivered under Section 5.01(b) above, subject to normal year-end audit adjustments and the absence of footnotes, and in the case of financial statements delivered under Section 5.01(c) above, subject to normal quarter-end adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with each applicable provision of Section 5.10 and Section 6.14, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.01 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (which specification may be a cross-reference to any publically filed financial statements), (v) on the monthly Compliance Certificate, stating whether any sale, transfer, lease or other disposition of property, including, but not limited to any Sale Leaseback, has occurred since the date of the last officer’s certificate delivered to the Administrative Agent and specifying the details thereof, including calculations detailing the determination of Net Proceeds received in connection with such event and confirming that all required mandatory prepayments have been made in accordance with the terms and conditions of each component of Section 2.09, (vi) on the monthly Compliance Certificate, stating whether any issuances of new common Equity Interests of the Borrower (with a notation for all issuances made pursuant to the terms and conditions of the Incentive Plan), have occurred since the date of the last officer’s certificate delivered to the Administrative Agent and specifying the details thereof, including, the amount of Net Proceeds in cash received and whether such proceeds were received in connection with a Cure and confirming that all required mandatory prepayments have been made in accordance with the terms and conditions of each component of Section 2.09, and (vii) certifying as to such other matters set forth therein or as otherwise requested in writing by the Administrative Agent.

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(b) Updated Schedules. Concurrently with or prior to the delivery of the financial statements referred to in Section 5.01(c) above, (i) an updated copy of Schedule 3.03 and Schedule 3.12 if the Loan Parties or any of their Subsidiaries has formed or acquired a new Subsidiary since the Second Amendment Effective Date or since such Schedule was last updated, as applicable, (ii) an updated copy of Schedule 3.16(a) if the Loan Parties have registered, applied for registration of, acquired or otherwise obtained ownership of any new Intellectual Property since the Second Amendment Effective Date or since such Schedule was last updated, as applicable, (iii) an updated copy of Schedule 3.16(b) if the Loan Parties have obtained any Documents (as defined in the UCC), Instruments (as defined in the UCC) or Tangible Chattel Paper (as defined in the UCC) since the Second Amendment Effective Date or since such Schedule was last updated, as applicable, (iv) an updated copy of Schedule 3.16(c) if the Loan Parties have any Commercial Tort Claims (as defined in the UCC) not otherwise set forth on such Schedule as of the Second Amendment Effective Date or since such Schedule was last updated, as applicable, (v) an updated copy of Schedule 3.16(d) to the extent required to be updated to make the representation in Section 3.16(d) true and correct, (vi) an updated copy of Schedule 3.16(e) to the extent any Loan Party has a (1) headquarter location and (2) location where any significant administrative functions are performed (and an indication whether such location is leased or owned), to the extent not otherwise set forth on such Schedule as of the Second Amendment Effective Date or since such Schedule was last updated, as applicable, (vii) an updated copy of Schedule 3.22 if any new Material Contract has been entered into or any Material Contract has been terminated since the Second Amendment Effective Date or since such Schedule was last updated, as applicable, together with a copy of each new Material Contract, (viii) an updated copy of Schedule 3.23 if the Loan Parties or any of their Subsidiaries has altered or acquired any insurance policies since the Second Amendment Effective Date or since such Schedule was last updated, (ix) an updated copy of Schedule 3.29 if the Loan Parties or any of the Subsidiaries have (A) incurred any Indebtedness since the since the Second Amendment Effective Date or since such Schedule was last updated, (B) granted any Liens since the Second Amendment Effective Date or since such Schedule was last updated or (C) made any Investments since the Second Amendment Effective Date or since such Schedule was last updated and (x) an updated copy of Schedule 5.15 if any Borrower or any Subsidiary has acquired, leased or constructed (or entered into a binding commitment to construct) any new Restaurant since the Second Amendment Effective Date or since such Schedule was last updated, as applicable.

(c) Reports; SEC Filings; Regulatory Reports; Press Releases; Etc. Promptly upon their becoming available, (i) copies of all reports (other than those provided pursuant to Section 5.01 and those which are of a promotional nature) and other financial information which any Loan Party sends to its shareholders, (ii) copies of all reports and all registration statements and prospectuses, if any, which any Loan Party may make to, or file with, the SEC (or any successor or analogous Governmental Authority) or any securities exchange or other private regulatory authority, (iii) all material regulatory reports and (iv) all press releases and other statements made available by any of the Loan Parties to the public concerning material developments in the business of any of the Loan Parties.

(d) Calculations. Within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information including the amount of all Restricted Payments and Investments, that were made during the prior fiscal year.

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(e) Changes in Corporate Structure. Within ten days prior to any merger, consolidation, dissolution or other change in corporate structure of any Loan Party or any of its subsidiaries permitted pursuant to the terms hereof, provide notice of such change in corporate structure to the Administrative Agent.

(f) General Information. Promptly following any request therefor, (x) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through Administrative Agent) may reasonably request, (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation and (z) evidence in detail satisfactory to the Administrative Agent of compliance with Section 5.10(c) as of any date requested by the Administrative Agent or any Lender.

SECTION 5.03. Payment of Taxes and Other Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) all of its material taxes (Federal, state, local and any other taxes), (b) all of its other obligations and liabilities of whatever nature in accordance with industry practice to the extent failure to pay could reasonably be expected to have a Material Adverse Effect and (c) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Loan Parties.

SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as expressly permitted under Section 6.04, continue to engage in business of the same general type as now conducted by it on the Effective Date and preserve, renew and keep in full force and effect its corporate or other formative existence and good standing, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill and comply in all material respects with Requirements of Law.

SECTION 5.05. Maintenance of Property; Insurance. Maintain with financially sound and reputable insurance companies liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon the request of the Administrative Agent, full information as to the insurance carried. To the extent permitted under applicable laws, the Administrative Agent shall be named (i) as lenders’ loss payee, as its interest may appear with respect to any property insurance, and (ii) as additional insured, as its interest may appear, with respect to any such liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Loan Parties or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.

SECTION 5.06. Maintenance of Books and Records. Keep proper books, records and accounts which permit financial statements to be prepared in accordance with GAAP.

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SECTION 5.07. Notices. Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender):

(a) promptly, but in any event within two (2) Business Days after any Loan Party knows thereof, the occurrence of any Default or Event of Default;

(b) promptly after becoming aware of any default or event of default under any Contractual Obligation of any Loan Party or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $2,500,000;

(c) promptly after becoming aware of any litigation, or any investigation or proceeding known or threatened to any Loan Party (i) affecting any Loan Party or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $5,000,000 or involving injunctions or requesting injunctive relief by or against any Loan Party or any Subsidiary of any Loan Party, (ii) affecting or with respect to this Agreement, any other Loan Document or any security interest or Lien created thereunder, (iii) involving an environmental claim or potential liability under Environmental Laws which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iv) by any Governmental Authority relating to any Loan Party or any Subsidiary thereof and alleging fraud, deception or willful misconduct by such Person;

(d) of any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Loan Party which could reasonably be expected to have a Material Adverse Effect;

(e) of any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against any Loan Party other than Permitted Liens;

(f) as soon as possible and in any event within thirty (30) days after any Loan Party knows or has reason to know thereof, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, in each case which could reasonably be expected to have a Material Adverse Effect;

(g) promptly, any notice of any violation received by any Loan Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

(h) promptly, copies of all written notices, compliance certificates, other certificates and reports delivered to any holder of Indebtedness, whether in accordance with the terms of the documentation evidencing such Indebtedness or otherwise,

(i) promptly, any other development or event which could reasonably be expected to have a Material Adverse Effect; and

(j) promptly, any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice pursuant to this Section shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Loan Parties propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

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SECTION 5.08. Use of Proceeds.

(a) The proceeds of the Loans will be used only to refinance in full the Indebtedness existing under the Existing Credit Agreement, to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business and for general corporate purposes in the ordinary course of business. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) to make any acquisition. Letters of Credit will be issued only to support working capital needs of the Borrower and its Subsidiaries in the ordinary course of business and for general corporate purposes in the ordinary course of business.

(b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Environmental Laws.

(a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

(b) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

(c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors and affiliates, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Loan Parties or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Secured Obligations and all other amounts payable hereunder and termination of the Commitments and the Loan Documents.

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SECTION 5.10. Financial Covenants. Comply with the following financial covenants:

(a) Adjusted Leverage Ratio. The Adjusted Leverage Ratio, calculated as of the last day of any fiscal quarter ending during any period or on any date set forth below, shall be less than or equal to the ratio set forth below opposite such period or date; provided that the Borrower shall not be required to maintain an Adjusted Leverage Ratio pursuant to this Section 5.10(a) during the Amendment Period:

Period or Date	Ratio
Effective Date through April 3, 2021	4.75 to 1.00
Fiscal quarter ending April 4, 2021	6.75 to 1.00
Fiscal quarter ending July 4, 2021	5.25 to 1.00
Fiscal quarter ending October 3, 2021	5.00 to 1.00
Fiscal quarters ending January 2, 2022 and April 3, 2022	5.75 to 1.00
Fiscal quarter ending July 3, 2022	5.00 to 1.00
Fiscal quarter ending October 2, 2022	4.75 to 1.00

(b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, calculated as of the last day of any fiscal quarter ending during any period or on any date set forth below, shall be greater than or equal to the ratio set forth below opposite such period or date; provided that the Borrower shall not be required to maintain a Fixed Charge Coverage Ratio pursuant to this Section 5.10(b) during the Amendment Period:

Period or Date	Ratio
Effective Date through April 3, 2021	1.50 to 1.00
Fiscal quarter ending April 4, 2021	1.15 to 1.00
Fiscal quarters ending July 4 2021 and October 3, 2021	1.50 to 1.00
Fiscal quarters ending January 2, 2022 and April 3, 2022	1.25 to 1.00
Fiscal quarter ending July 3, 2022 and thereafter	1.50 to 1.00

(c) Minimum Liquidity. At all times during the periods set forth below, Liquidity shall be greater than or equal to the amount set forth below opposite such period:

Period	Amount
Second Amendment Effective Date through September 27, 2020	$40,000,000
September 28, 2020 through January 3, 2021	$30,000,000
January 4, 2021 and thereafter	$25,000,000

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SECTION 5.11. Additional Guarantors. If any Loan Party or any of the Subsidiaries (in breach of the prohibitions contained herein regarding the formation, creation or acquisition of Subsidiaries) forms, creates or acquires any Subsidiary, then the Loan Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing to promptly (and in any event within five (5) days after such Subsidiary is formed or acquired or after the request of the Administrative Agent (or such longer period of time as agreed to in writing by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. The Secured Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of such new Guarantor and a pledge of 100% of the Equity Interests of such new Guarantor and its Domestic Subsidiaries (other than any Domestic Subsidiary that is owned by a Foreign Subsidiary) and 66% of the voting Equity Interests and 100% of the non-voting Equity Interests of its first-tier Foreign Subsidiaries. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(a), 4.01(c), 4.01(d), 4.01(f), 4.01(j), 4.01(k), 4.01(n), 4.01(o), 4.01(q) and 5.13 and such other documents or agreements as the Administrative Agent may reasonably request.

SECTION 5.12. Compliance with Law. Comply with all Requirements of Law and orders (including Environmental Laws), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and the Collateral if noncompliance with any such Requirements of Law, order or restriction could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.13. Pledged Assets.

(a) Equity Interests. Each Loan Party will, and will cause each of its Subsidiaries to, (i) cause 100% of the Equity Interests in each of its direct or indirect Domestic Subsidiaries (other than the Excluded Subsidiary and any Domestic Subsidiary that is owned by a Foreign Subsidiary) and 66% of the voting Equity Interests and 100% of the non-voting Equity Interests of its first-tier Foreign Subsidiaries, in each case to the extent owned by such Loan Party, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request, (ii) to the extent not previously delivered, deliver to the Administrative Agent certificates evidencing such Equity Interests (if such Equity Interests are a security or if such Subsidiary issues certificates with respect to its Equity Interests), which certificates shall (A) not contain any restriction or legend not acceptable to the Administrative Agent in its discretion except as otherwise may be required by law, and (B) contain on the face of such certificate an English translation of the entire text on the face of such certificate; (iii) deliver to the Administrative Agent undated stock and similar powers executed in blank; (iv) if applicable, deliver to the Administrative Agent an English translation of all organizational and governance documents, which translation shall be certified as to accuracy in a manner acceptable to the Administrative Agent in its discretion; (v) waive all restrictions of the grant, maintenance, and enforcement of the pledge of all Equity Interests included in collateral, including the right of the Administrative Agent or its assignee to exercise all rights of the applicable grantor with respect to such Equity Interests free and clear of all restrictions other than any such restrictions required by law and otherwise not waiveable; (vi) pay all taxes and other amounts assessed by any Governmental Authority related to such pledge; (vii) deliver to the Administrative Agent such legal opinions prepared by local counsel relating to the matters described in this clause and clause (d) below and to all matters as the Administrative Agent may reasonably request; (viii) deliver to the Administrative Agent confirmations of pledge in form acceptable to the Administrative Agent; and (ix) take any and all other actions as the Administrative Agent may request, including taking any and all actions necessary, required or requested in any non-United States jurisdiction, to cause such pledge to be granted, perfected and first priority under the laws of all applicable jurisdictions (subject to such exceptions as may be acceptable to the Administrative Agent in its discretion).

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(b) Personal Property and Real Property. Subject to any exclusions set forth in the Security Agreement, each Loan Party will, and will cause each of its Subsidiaries (other than the Excluded Subsidiary) to, cause all or substantially all of its tangible and intangible personal property and assets and, at the request of the Administrative Agent, all real property, in each case now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. Each Loan Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants set forth in the Collateral Documents.

(c) Leases and other Agreements. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except where the failure to pay or perform could not reasonably be expected to have a Material Adverse Effect.

(d) Additional Matters. At the request of the Administrative Agent or the Lenders, each Loan Party will, and will cause each Subsidiary (other than the Excluded Subsidiary, except to the extent provided herein) to (i) provide such documentation and take such other actions as such Loan Party or Subsidiary would have provided and taken if such Loan Party or Subsidiary had been a Loan Party on the Effective Date (including, opinions, delivery of possessory collateral and other documents and deliverables), (ii) execute such Collateral Documents as the Administrative Agent may reasonably request, in each case to secure the Secured Obligations, and (iii) take all other actions necessary or desirable in the determination of the Administrative Agent to effectuate each Loan Party or Subsidiary granting and maintaining a first priority perfected security interest in all or substantially all personal property and assets and real property, in each case, including, but not limited to, any of the actions described in this Section 5.13.

SECTION 5.14. Further Assurances and Other Covenants.

(a) Public/Private Designation. The Loan Parties will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Loan Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Loan Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

(b) Additional Information. The Loan Parties shall provide such information regarding the operations, business affairs and financial condition of the Loan Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

(c) Visits and Inspections. The Loan Parties shall permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties (including the Collateral); inspect, audit and make extracts from its books, records and files; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

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(d) Further Assurances. Upon the reasonable request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Requirements of Law.

SECTION 5.15. New Restaurants. Provide the Administrative Agent, as of the end of each fiscal month (beginning with the fiscal month of July 2020), notice of the acquisition, lease or construction (or binding commitment to construct) of any new Restaurant by the Borrower or any Subsidiary.

SECTION 5.16. Subordination of Intercompany Debt. Each Loan Party agrees that all intercompany Indebtedness among Loan Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Secured Obligations. Notwithstanding any provision of this Agreement to the contrary, provided that no Event of Default has occurred and is continuing, Loan Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Agreement; provided that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Loan Party on account of any Intercompany Debt. In the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

SECTION 5.17. Post-Closing Matters

(a) Deliver to the Administrative Agent, in form and substance, and pursuant to documentation, in each acceptable to the Administrative Agent, each Collateral Access Agreement required to be provided pursuant to the Security Agreement on or prior to the date that is thirty days after the Second Amendment Effective Date (or such later date agreed to in writing by the Administrative Agent).

(b) Deliver to the Administrative Agent, in form and substance, and pursuant to documentation, in each case acceptable to the Administrative Agent, deposit account control agreements, securities account control agreements and commodities control agreements, as applicable, on all deposit accounts, securities accounts and commodities accounts of the Borrower and its Subsidiaries (except certain trust or fiduciary accounts that are excluded in accordance with the terms of the Security Agreement) on or prior to the date that is thirty days after the Second Amendment Effective Date (or such later date agreed to in writing by the Administrative Agent).

(c) Deliver to the Administrative Agent, in form and substance, and pursuant to documentation, in each case acceptable to the Administrative Agent, on or prior to the date that is thirty days after the Administrative Agent’s written request therefore (or such later date agreed to in writing by the Administrative Agent) all items of the Loan Parties constituting possessory collateral, and all other instruments, assets, property, documentation and agreements, in each case in accordance with the requirements of Section 5.13, to cause all such assets and properties of the Loan Parties to secure the Secured Obligations.

SECTION 5.18. Depository Banks. Each Loan Party and each Subsidiary (only to the extent a Loan Party or Subsidiary maintains any deposit account) will maintain one or more of the Lenders as its sole depository banks, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

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SECTION 5.19. Conference Calls. Commencing on July 13, 2020 (or such later date agreed to in writing by the Administrative Agent) and continuing bi-weekly (every other week) thereafter throughout the term of the Agreement, the chief financial officer of the Borrower, any advisors engaged by the Borrower and at the request of the Administrative Agent other members of the management of the Loans Parties shall make themselves available to participate on a conference call with the Lenders and their representatives and advisors (at each Lender’s election) regarding the Borrower’s operations, results, Dispositions, issuances of Equity Interests, any budgets, forecasts and projections, status and reports of ContinuServe and other matters requested by any Lender, such conference calls to be held at 10:00am central time bi-weekly on every other Wednesday following the initial call on July 13, 2020 (or such other dates and times agreed to in writing by the Administrative Agent).

SECTION 5.20. Retention of Financial Advisor. In the event that any Milestone is not satisfied in full at any time, at the expense of the Borrower, the Borrower shall retain a financial advisory consulting firm or a chief restructuring officer (a “Financial Advisor”) acceptable to the Administrative Agent within ten days after the failure to meet any such Milestone (or such later date agreed to in writing by the Administrative Agent), such retention and engagement to be on terms and conditions satisfactory to the Administrative Agent. The Borrower shall deliver a copy of the engagement letter (which shall not be amended without the consent of the Administrative Agent) to the Administrative Agent and the Lenders concurrently with due execution thereof. Among other things, the Financial Advisor shall report directly to the management of the Borrower and the other Loan Parties and shall have a right to provide non-binding recommendations with respect to (a) the oversight of cash management and daily operations, (b) the preparation and/or review of the Loan Parties’ financial statements, (c) Dispositions and Sale Leasebacks, (d) equity issuances by the Borrower, (e) liquidity of the Loan Parties and (f) such other matters as the Administrative Agent and the Borrower shall agree, and upon the written approval of the Borrower and the Administrative Agent such Financial Advisor shall be authorized to retain financial and other advisors to assist with the foregoing. The Borrower shall not terminate the Financial Advisor unless concurrently therewith the Borrower retains another Person acceptable to the Administrative Agent as the successor Financial Advisor on terms and conditions satisfactory to the Administrative Agent. The Borrower and each other Loan Party hereby acknowledge and agree that the Financial Advisor is authorized to cooperate fully with the Lenders and their advisors in connection with their ongoing examination of the Loan Parties’ financial affairs, finances, financial condition, business and operations. As reasonably requested by the Administrative Agent, the Financial Advisor and other representatives of management shall meet in person (which may be by video conference), or shall participate in the telephone conference calls (required by this Agreement or otherwise), with the Administrative Agent and the Lenders to discuss, among other things, the financial affairs and operations of the Loan Parties. The Borrower agrees that the Administrative Agent and the Lenders shall be permitted to have direct communications with the Financial Advisor and the Borrower shall deliver to Administrative Agent copies of all non-privileged reports prepared by the Financial Advisor for the Loan Parties promptly upon receipt. For the purposes of this Section, “Milestone” means, individually and collectively:

(a) At all times after the Second Amendment Effective Date, the Borrower shall use commercially reasonable efforts to refinance in full all of the Obligations, or repay in full the outstanding borrowings hereunder and all other Obligations, and reduce the aggregate Commitment of the Lenders to zero, and to take such actions and make such effort to otherwise achieve a Payment in Full of all Secured Obligations;

(b) Commencing on the Friday following the end the calendar week ending July 11, 2020 (or such later date agreed to in writing by the Administrative Agent) and continuing bi-weekly on the Friday following the end of every other calendar week thereafter (or such later date agreed to in writing by the Administrative Agent), the Borrower shall furnish to the Administrative Agent and each of the Lenders, reports, in form, substance and detail acceptable to the Administrative Agent, addressing (i) any and all material or substantive actions taken in order to refinance the Obligations, consummate Dispositions and issue Equity Interests of the Borrower, (ii) any and all material or substantive actions taken in order to consummate prepayments of the Obligations and related reductions of the aggregate Commitments of the Lenders, including, information regarding the identity of each proposed financial institution, purchaser and/or equity provider directly solicited by the Borrower or any of its Subsidiaries for all or any portion of the refinance and specifics regarding the amount, tenor and other details of such proposed refinancing facility and the state of negotiations thereof and (iii) such other information as requested by the Lenders;

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(c) (i) on or before July 15, 2020 (or such later date agreed to in writing by the Administrative Agent), the Borrower shall furnish to the Administrative Agent and each of the Lenders with a written market assessment and reasonable action plan from Marcus and Millichap for the Disposition of owned real property with a targeted gross sales value of not less than $30,000,000, which assessment and action plan shall be in form, substance and detail acceptable to the Administrative Agent (the “Action Plan”) and (ii) the Borrower shall meet all elements, conditions, timing and other requirements set forth in the Action Plan;

(d) on or before September 30, 2020 (or such later date agreed to in writing by the Administrative Agent), the Borrower shall furnish to the Administrative Agent and each of the Lenders with a written plan from ContinuServe for executing certain actions intended to improve service levels, reduce costs and increase efficiency, which plan shall be in form, substance and detail acceptable to the Administrative Agent (the “Efficiency Plan”);

(e) on or prior to August 14, 2020 (or such later date agreed to in writing by the Administrative Agent), the Borrower shall provide the Administrative Agent with a proposed timeline for completion of a shelf registration with the SEC for the issuance of common Equity Interests of the Borrower; such timeline shall be in form, substance and detail acceptable to the Administrative Agent and will include a targeted filing date of a shelf registration statement with the SEC and a description of the key steps needed to achieve the targeted filing date;

(f) (i) the Borrower shall have Liquidity in an amount greater than or equal to $30,000,000 on October 1, 2020 and (ii) on or before October 1, 2020, the Borrower shall furnish to the Administrative Agent and each of the Lenders projections demonstrating compliance with each of the financial covenants set forth in Section 5.10 and Section 6.14 through the term of the Agreement;

(g) no Default shall have occurred; and

(h) the Loan Parties shall be in compliance at all times with the financial covenants set forth in Section 5.10 and Section 6.14 in accordance with the terms of this Agreement.

SECTION 5.21. Efficiency Plan. ContinuServe shall remain actively engaged in the execution of the Efficiency Plan and the Borrower shall not terminate ContinuServe unless concurrently therewith the Borrower retains another Person acceptable to the Administrative Agent as the successor efficiency expert on terms and conditions satisfactory to the Administrative Agent. As reasonably requested by the Administrative Agent, ContinuServe (or any successor efficiency expert) and other representatives of management shall meet in person, or shall participate in the telephone conference calls (required by this Agreement or otherwise), with the Administrative Agent and the Lenders to discuss, among other things, any actions taken under the Efficiency Plan, the Loan Parties progress under the Efficiency Plan, results under the Efficiency Plan and general operations of the Loan Parties addressed in the Efficiency Plan (the “Efficiency Matters”). The Borrower and any consulting firms retained to assist the Borrower in the implementation of the Efficiency Plan, including ContinuServe, shall furnish to the Administrative Agent and each of the Lenders, as soon as available, and in any event by no later than the Friday following the end of each calendar week of the Borrower commencing with the week beginning September 28, 2020 (or such later date agreed to in writing by the Administrative Agent) and continuing bi-weekly on the Friday following the end of every other calendar week thereafter through the date of the completion of the Efficiency Plan (or up to three (3) Business Days thereafter if agreed to in writing by the Administrative Agent), written progress reports, in detail acceptable to the Administrative Agent, regarding the Efficiency Matters, including results in a comparison format with all prior periods.

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ARTICLE VI

Negative Covenants

Until all of the Secured Obligations shall have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising or existing under this Agreement and the other Loan Documents and all other Secured Obligations;

(b) Indebtedness of the Loan Parties and their Subsidiaries existing as of the Second Amendment Effective Date and set forth on Schedule 6.01(b) hereto and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension and the terms of any such renewal, refinancing or extension are not less favorable in any material respect to the obligor thereunder;

(c) Indebtedness of the Loan Parties and their Subsidiaries incurred after the Effective Date but prior to the Second Amendment Effective Date consisting of real or personal property leases entered into prior to the Second Amendment Effective Date which are recharacterized as Capital Leases or financing leases in accordance with GAAP;

(d) Unsecured intercompany Indebtedness among the Loan Parties;

(e) Indebtedness and obligations owing under Banking Services;

(f) [Reserved]

(g) Indebtedness in connection with Sale Leaseback transactions that are permitted by Section 6.12; and

(h) Guarantees in respect of Indebtedness of a Loan Party incurred after the Second Amendment Effective Date, but only to the extent such Indebtedness is permitted to be incurred pursuant to this Section.

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SECTION 6.02. Liens. The Loan Parties will not, nor will they permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a) Liens created by or otherwise existing under or in connection with this Agreement or the other Loan Documents in favor of the Administrative Agent on behalf of the Secured Parties;

(b) Liens in favor of a provider of Banking Services in connection with Banking Services; provided that such Liens shall secure the Secured Obligations on a pari passu basis;

(c) [Reserved]

(d) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect to such contested amounts are maintained on the books of any Loan Party or its Subsidiaries, as the case may be, in conformity with GAAP;

(e) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings;

(f) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in an aggregate amount not to exceed $500,000;

(g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) (i) Liens existing on the Second Amendment Effective Date and set forth on Schedule 1.01(b); provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Effective Date and improvements thereon and (ii) the principal amount of the Indebtedness secured by such Lien shall not be extended, renewed, refunded or refinanced;

(j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in this definition (other than Liens in existence on the Second Amendment Effective Date and set forth on Schedule 1.01(b)); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property) and shall not secure additional amounts of Indebtedness;

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(k) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(l) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(m) restrictions on transfers of securities imposed by applicable Securities Laws;

(n) Liens arising out of judgments or awards not resulting in an Event of Default;

(o) [Reserved]

(p) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased but only to the extent such lease, license or sublease was entered into (i) prior to the Second Amendment Effective Date, (ii) in connection with the new Restaurants in accordance with the terms of Section 6.05(h) and the other terms of this Agreement and (iii) in connection with a Sale Leaseback pursuant to Section 6.12;

(q) Liens in favor of the Administrative Agent and/or Issuing Bank to cash collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder; and

(r) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease.

Notwithstanding the foregoing, if a Loan Party shall grant a Lien on any of its assets in violation of this Section, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Secured Parties, to the extent such Lien has not already been granted to the Administrative Agent.

SECTION 6.03. Nature of Business. No Loan Party will, nor will it permit any Subsidiary (other than the Excluded Subsidiary) to, alter the character of its business in any material respect from that conducted as of the Effective Date.

SECTION 6.04. Consolidation, Merger, Sale or Purchase of Assets, etc. The Loan Parties will not, nor will they permit any Subsidiary to,

(a) dissolve, liquidate or wind up its affairs, or sell, transfer, lease or otherwise Dispose of its property or assets or agree to do so at a future time, except the following, without duplication, shall be expressly permitted:

(i) (A) the sale, transfer, lease or other Disposition of inventory and materials in the ordinary course of business and (B) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(ii) the sale, transfer or other Disposition of property or assets to an unrelated party not in the ordinary course of business where and to the extent that such sale, transfer or other Disposition is the result of theft, loss, physical destruction or damage, taking or similar event with respect to any of the Loan Parties or any of their Subsidiaries’ respective property or assets;

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(iii) the sale, lease, transfer or other Disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries;

(iv) the sale, lease or transfer of property or assets from one Loan Party to another Loan Party or dissolution of any Loan Party (other than the Borrower) to the extent any and all assets of such Loan Party are distributed to another Loan Party;

(v) the termination of any Swap Agreement;

(vi) the sale, lease, transfer, closure or other Disposition (including, without limitation, refranchising) of Restaurants and real property related thereto, the termination or non-renewal of leases or the subletting of Restaurants, in each case as determined to be prudent in the reasonable judgment of the senior officers of the Borrower;

(vii) Dispositions constituting Sale Leaseback transactions that are permitted by Section 6.12; and

(viii) any other sale, lease or other transfer of property or assets to a third party that is not an Affiliate of a Loan Party or any Subsidiary of a Loan Party;

provided that (A) with respect to clauses (i)(A), (iii), (vi), (vii) and (viii) above, 100% of the consideration received therefor by the Loan Parties or any such Subsidiary shall be in the form of cash, (B) after giving effect to any Disposition pursuant to clause (vii) above, the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 5.10 hereof, recalculated for the most recently ended fiscal quarter for which information is available and (C) with respect to clauses (vii) and (viii) above, no Default or Event of Default (determined prior to giving effect to any Cure) shall exist or shall result therefrom; provided, further, that with respect to sales of assets permitted hereunder only, the Administrative Agent shall, without the consent of any Lender, release its Liens relating to the particular assets sold; or

(b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person, other than (A) the lease or acquisition of real property in connection with Permitted Construction Transactions; (B) except as otherwise limited or prohibited herein, purchases or other acquisitions of inventory, materials, property and equipment in the ordinary course of business and (C) Investments permitted by Sections 6.05(f) and 6.05(h) or (ii) enter into any transaction of merger or consolidation. For the avoidance of doubt, the Loan Parties will not, nor will they permit any Subsidiary to, acquire any Subsidiaries.

SECTION 6.05. Advances, Investments and Loans. The Loan Parties will not, nor will they permit any Subsidiary to, make any Investment or contract to make any Investment, except for the following (the “Permitted Investments”):

(a) cash and Cash Equivalents;

(b) Investments existing as of the Effective Date as set forth on Schedule 1.01(a) (which shall include new Restaurant development);

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(c) receivables owing to the Loan Parties or any of their Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) Investments in and loans to any Loan Party that is a Loan Party as of the Second Amendment Effective Date and listed on Schedule 3.12;

(e) loans and advances to officers, directors and employees in an aggregate amount not to exceed $200,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law (including Sarbanes-Oxley);

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(g) [Reserved]

(h) the construction or development of a new Pollo Tropical Restaurant by any Loan Party; provided, however, that in each such case, (i) at the time such Loan Party enters into a contract obligating a Loan Party or any of its Subsidiaries to commence construction or develop a new Pollo Tropical Restaurant (A) no Default shall have occurred and be continuing or would exist after giving effect to the construction or development of the new Pollo Tropical Restaurant, (B) after giving effect to the construction or development of such new Pollo Tropical Restaurant on a Pro Forma Basis the Loan Parties are in compliance with each of the financial covenants set forth in Sections 5.10 and 6.14, (C) the aggregate Revolving Commitments of all Lenders shall be less than or equal to $95,000,000 and (D) after giving effect to the construction or development of such new Pollo Tropical Restaurant on a Pro Forma Basis, Liquidity shall be greater than or equal to the sum of $5,000,000 plus the amount of minimum Liquidity required on such date pursuant to the terms and conditions of Section 5.10(c) (each such construction or development of a new Pollo Tropical Restaurant permitted pursuant to this clause (h) shall be referred to in this Agreement as a “Permitted Construction Transaction”), and (ii) (A) no more than one new Pollo Tropical Restaurant prototype may be constructed or developed in fiscal year 2021 and (A) no more than three new Pollo Tropical Restaurant prototypes may be constructed or developed in fiscal year 2022. For the avoidance of doubt, a Permitted Construction Transaction may only be consummated to the extent the Loan Parties are in compliance with the maximum Capital Expenditure requirements set forth in Section 6.14; and

(i) Banking Services to the extent permitted hereunder.

SECTION 6.06. Transactions with Affiliates. The Loan Parties will not, nor will they permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, other than (a) transactions solely between or among Loan Parties and (b) any Restricted Payment permitted by Section 6.10.

SECTION 6.07. Ownership of Subsidiaries; Restrictions. The Loan Parties will not, nor will they permit any Subsidiary to, create, form or acquire any Subsidiaries. The Loan Parties will not sell, transfer, pledge or otherwise dispose of any Equity Interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Equity Interests.

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SECTION 6.08. Corporate Changes; Material Contracts. No Loan Party will, nor will it permit any of its Subsidiaries to,

(a) change its fiscal quarters or fiscal year,

(b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document), except for any amendments, modifications or other changes (x) made with the prior written consent of the Administrative Agent (which consent may be withheld, conditioned or delayed in its sole discretion) and (y) that are not materially adverse to the interests of the Lenders,

(c) except as permitted under Section 6.4, alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or Dispose of all or substantially all of its assets or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired),

(d) change its state of incorporation or organization, without (i) (x) the prior written consent of the Administrative Agent (which consent may be withheld, conditioned or delayed in its sole discretion) and (y) providing thirty (30) days prior written notice to the Administrative Agent and (ii) filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require,

(e) change its registered legal name, without (i) (x) the prior written consent of the Administrative Agent (which consent may be withheld, conditioned or delayed in its sole discretion) and (y) providing thirty (30) days prior written notice to the Administrative Agent and (ii) filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require,

(f) amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of its Material Contracts, except for any such actions taken with the prior written consent of the Administrative Agent (which consent may be withheld, conditioned or delayed in its sole discretion) that are not in any respect materially adverse to the interests of the Lenders,

(g) have more than one state of incorporation, organization or formation,

(h) change its accounting method (except in accordance with GAAP) in any manner that (x) has not been consented to by the Administrative Agent in writing (which consent may be withheld, conditioned or delayed in its sole discretion) and (y) is adverse to the interests of the Lenders,

(i) amend or modify any agreement, instrument or other document evidencing any Indebtedness without the prior written consent of the Administrative Agent (which consent may be withheld, conditioned or delayed in its sole discretion), or

(j) consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent (which consent may be withheld, conditioned or delayed in its sole discretion). Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Sections 5.11 and 5.13 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

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SECTION 6.09. Limitation on Restricted Actions. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Loan Party, (c) make loans or advances to any Loan Party, (d) sell, lease or transfer any of its properties or assets to any Loan Party, or (e) act as a Guarantor and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or amend or otherwise modify the Loan Documents, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.01(c) prior to the Second Amendment Effective Date; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

SECTION 6.10. Restricted Payments. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except to make dividends or other distributions payable to the Loan Parties (directly or indirectly through its Subsidiaries).

SECTION 6.11. Reserved.

SECTION 6.12. Sale Leasebacks. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Loan Party or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not a Loan Party or a Subsidiary of a Loan Party or (b) which any Loan Party or any Subsidiary of a Loan Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by a Loan Party or a Subsidiary of a Loan Party to another Person which is not a Loan Party or a Subsidiary of a Loan Party in connection with such lease (each a “Sale Leaseback”); provided, that the Loan Parties may enter into Sale Leasebacks for properties listed on Schedule 1.01(e), so long as, (i) no Default or Event of Default (determined prior to giving effect to any Cure) shall exist or shall result therefrom, (ii) each sale, transfer or other disposition of any property in connection with a Sale Leaseback is for 100% cash proceeds paid immediately and concurrently with the receipt of such proceeds, (iii) on each occasion when any proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any sale, transfer or other disposition of any property in connection with a Sale Leaseback, the Borrower, immediately after such proceeds are received by any Loan Party or Subsidiary, prepays the Obligations and cash collateralizes the LC Exposure as set forth in Section 2.09 in an aggregate amount equal to (x) during the Amendment Period, 100% of all Net Proceeds from such sale, transfer or other Disposition made in connection with a Sale Leaseback transaction and (y) after the termination of the Amendment Period, not less than 50% of all Net Proceeds from such sale, transfer or other Disposition made in connection with a Sale Leaseback transaction, (iv) the Net Proceeds received in connection with such sale, transfer or other Disposition made in connection with a Sale Leaseback transaction shall equal or exceed 25% over the product of eight (8) multiplied by the average straight-line rent during the rental period, (v) not (x) less than ten (10) days, or (y) more than 30 days, prior to the consummation of such Sale Leaseback (or such greater or lesser period of time agreed to by the Administrative Agent in writing), the Borrower provides the Administrative Agent prior written notice of such Sale Leaseback, and (vi) as soon as available, but not more than five (5) Business Days after the consummation of such Sale Leaseback (or such longer period of time agreed to by the Administrative Agent in writing), the Borrower provides the Administrative Agent (A) evidence demonstrating compliance with clause (iv) of this proviso, in form, substance and detail satisfactory to the Administrative Agent and (B) copies of all purchase and sale agreements and leases (including all schedules, exhibits, annexes and supplements) and all other documentation executed in connection with the applicable Sale Leaseback, and all other business and financial information or other items reasonably requested by the Administrative Agent.

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SECTION 6.13. No Further Negative Pledges. The Loan Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except pursuant to this Agreement and the other Loan Documents. For the avoidance of doubt, any negative pledge in existence on the Second Amendment Effective Date (but not granted in anticipation thereof) is permitted to exist.

SECTION 6.14. Maximum Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, incur or make Capital Expenditures during any fiscal year set forth below in an aggregate amount for the Borrower and its Subsidiaries that exceeds the amount set forth opposite such fiscal year:

Period	Maximum Capital Expenditures
Fiscal year 2020	$22,000,000
Fiscal year 2021	$22,000,000
Fiscal year 2022	$25,000,000

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Payment. (i) The Borrower shall fail to pay any principal on any Revolving Loan or Revolving Loan Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof or thereof; or (ii) the Borrower shall fail to reimburse the Issuing Bank for any LC Exposure when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; (iii) the Borrower shall fail to provide cash collateral when required pursuant to Section 2.04(j); or (iv) the Borrower shall fail to pay any interest on any Revolving Loan or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure shall continue unremedied for five (5) days; or (v) or any Guarantor shall fail to pay on the Loan Guaranty or the Obligation Guaranty in respect of any of the foregoing or in respect of any other Guarantees hereunder (after giving effect to the grace period in clause (iii)); or

(b) Misrepresentation. Any representation or warranty made or deemed made herein, in the Collateral Documents or in any of the other Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

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(c) Covenant Default.

(i) Any Loan Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.01, 5.02(a), 5.02(b), 5.04 (to the extent such covenant requires that the Loan Parties and their Subsidiaries preserve, renew and keep in full force and effect their corporate or other formative existence), 5.07, 5.08, 5.10, 5.14, 5.17, 5.19, 5.20, 5.21 or Article VI hereof; or

(ii) Any Loan Party shall fail to comply with any other covenant contained in this Agreement or the other Loan Documents or any other agreement, document or instrument among any Loan Party, the Administrative Agent and the Lenders or executed by any Loan Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.01(a) or 7.01(c)(i) above) and, with respect to this clause (ii) only, such breach or failure to comply is not cured within thirty (30) days of its occurrence; or

(d) Indebtedness Cross-Default. (i) Any Loan Party or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than the Loans, the reimbursement obligations of the Borrower for the LC Exposure, the Loan Guaranty, ASC 840-40 lease financing obligations and Swap Agreements entered into in the ordinary course of business in order to manage existing or anticipated commodity price risks) in a principal amount outstanding of at least $5,000,000 for the Loan Parties and any of their Subsidiaries in the aggregate beyond any applicable grace period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) any Loan Party or any of its Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, the reimbursement obligations of the Borrower for the LC Exposure, the Loan Guaranty, ASC 840-40 lease financing obligations and Swap Agreements entered into in the ordinary course of business in order to manage existing or anticipated commodity price risks) in a principal amount outstanding of at least $5,000,000 in the aggregate for the Loan Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, deferred or redeemed (automatically or otherwise); or (iii) any Loan Party or any of its Subsidiaries shall breach or default any Swap Agreement that is a Swap Agreement Obligation; or

(e) Other Cross-Defaults. The Loan Parties or any of their Subsidiaries shall default in (i) the payment when due under any Material Contract or (ii) the performance or observance, of any obligation or condition of any Material Contract and, in the case of this clause (ii) only, such failure to perform or observe such other obligation or condition continues unremedied for a period of thirty (30) days after notice of the occurrence of such default unless, but only as long as, the existence of any such default is being contested by the Loan Parties in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Loan Parties to the extent required by GAAP except where such default could not be reasonably expected to have a Material adverse Effect; or

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(f) Bankruptcy Default. (i) A Loan Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Loan Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Loan Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against a Loan Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) a Loan Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Loan Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

(g) Judgment Default. (i) One or more judgments or decrees shall be entered against a Loan Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within the earlier of (A) thirty (30) days from the entry thereof or (B) the expiration of the period during which an appeal of such judgment or decree is permitted or (ii) any injunction, temporary restraining order or similar decree shall be issued against a Loan Party or any of its Subsidiaries that, individually or in the aggregate, could result in a Material Adverse Effect; or

(h) ERISA Default. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(i) Change in Control. There shall occur a Change in Control; or

(j) Invalidity of Guaranty. At any time after the execution and delivery thereof, the Loan Guaranty or any Obligation Guaranty, for any reason other than the satisfaction in full of all Secured Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Loan Party shall contest the validity, enforceability, perfection or priority of the Loan Guaranty, any Loan Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(k) Invalidity of Loan Documents. Any Loan Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral; or

(l) Reserved; or

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(m) Classification as Senior Debt. The Secured Obligations shall cease to be classified as “Senior Indebtedness,” “Designated Senior Indebtedness” or any similar designation under any Indebtedness instrument; or

(n) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Loan Parties or any of their Subsidiaries shall occur that is in excess of $5,000,000 (excluding customary deductible thresholds established in accordance with historical past practices);

then, and in every such event (other than an event with respect to the Borrower described in clause (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including for the avoidance of doubt, any break funding payments) and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.04(j) hereof; and in the case of any event with respect to the Borrower described in clause (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, and cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02. Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, after the expiration of the Amendment Period, in the event of any Event of Default under a covenant set forth in Sections 5.10(a) or 5.10(b) (the “Specified Covenants”) for any fiscal quarter end of the Borrower ended after the expiration of the Amendment Period (the “Specified Quarter End”), then from the date that the Compliance Certificate for calculating compliance with Sections 5.10(a) and 5.10(b) is required to be delivered pursuant to Section 5.02(a) for such Specified Quarter End until the expiration of the tenth Business Day thereafter (the “Cure Period”), and only so long as there exists no other Event of Default that is continuing, the Borrower shall be permitted to cure such failure to comply (each such action taken in accordance with the terms of this Section 7.02, a “Cure”) by increasing Consolidated EBITDAR (in accordance with the definition thereof) for the fiscal quarter ending on the Specified Quarter End (the “Specified Fiscal Quarter”) by an amount equal to the Cure Amount (as defined below) that was received in cash by the Borrower from a Specified Equity Issuance during the Cure Period; provided that, in each case, each of the following conditions and terms has been satisfied:

(a) not less than 50% of the Net Proceeds from a Specified Equity Issuance shall have been immediately used to prepay the Obligations and cash collateralize the LC Exposure in accordance with the terms of Section 2.09, with an automatic and concurrent reduction of the aggregate Commitments of all Lenders by not less than such amount (the amount of such Net Proceeds that satisfy each of the preceding, the “Cure Amount”);

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(b) no Cure may be effected by any amount greater than the amount of Net Proceeds of a Specified Equity Issuance received by the Borrower during a Cure Period that were used to prepay the Obligations and cash collateralize the LC Exposure in accordance with the terms of Section 2.09;

(c) no Cure may be effected by any amount greater than the amount of Net Proceeds of a Specified Equity Issuance received by the Borrower during a Cure Period that were used to automatically and permanently reduce the aggregate Commitments of the Lenders;

(d) no Cure Amount may be greater than $5,000,000 in any fiscal quarter;

(e) when aggregated with all other Cure Amounts for all Cures made during the term of this Agreement, no Cure Amount shall cause such sum to be greater than $15,000,000;

(f) at the time of such Cure, no Event of Default (other than any Event of Default under the Specified Covenants) may exist and be continuing;

(g) no Specified Equity Issuance may result in or cause a Change in Control;

(h) each increase to Consolidated EBITDAR from a Cure shall be calculated in accordance with the definition of Consolidated EBITDAR; and

(i) no Cure is permitted under this Agreement if the Compliance Certificate for the Specified Fiscal Quarter is not timely delivered to the Administrative Agent and Lenders in accordance with the terms of Section 5.02(a).

The Borrower will give written notice to the Administrative Agent and Lenders of the Borrower’s intent to effectuate a Cure prior to its delivery to the Administrative Agent and Lenders of the Compliance Certificate as required by Section 5.02(a) for the Specified Quarter End. Such notice shall be irrevocable and will identify the Specified Covenant or Specified Covenants requiring Cure, and the Specified Quarter End, the amount of the Cure and such other information requested by the Administrative Agent in reasonable detail.

Any and each increase to Consolidated EBITDAR as a result of the provisions of this Section 7.02 for any Specified Fiscal Quarter will remain included in Consolidated EBITDAR for each determination of Consolidated EBITDAR under this Agreement that includes such Specified Fiscal Quarter in accordance with the definition of Consolidated EBITDAR. If, after giving effect to a recalculation of the Specified Covenants giving effect to the Cure, the Borrower shall then be in compliance with the requirements of the Specified Covenants, as applicable, the Borrower shall, prior to the end of the Cure Period, deliver to the Administrative Agent and Lenders a recalculated Compliance Certificate for the periods ending on the Specified Quarter End demonstrating compliance with the Specified Covenants and certifying that there exists no other Event of Default. Upon such delivery, the Borrower shall be deemed to have satisfied the requirements of Sections 5.10(a) and 5.10(b), as of the Specified Quarter End with the same effect as though there had been no failure to comply therewith on such date, and the applicable breach or default of any such covenant that had occurred shall be deemed cured for purposes of this Agreement and the other Loan Documents.

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ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02. Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03. Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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SECTION 8.04. Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 8.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.15(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

CREDIT AGREEMENT – Page 94

SECTION 8.07. Non-Reliance.

(a) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

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SECTION 8.08. Other Agency Titles. The Joint Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Joint Lead Arrangers, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09. Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b) In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

SECTION 8.10. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

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ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i) if to any Loan Party, to it in care of the Borrower at:

Fiesta Restaurant Group, Inc.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254
Attention: Chief Financial Officer
Telephone: (972) 702-9300
Fax: (972) 702-9305
Email: dimontgomery@frgi.com

(ii) if to the Administrative Agent or Chase in its capacity as an Issuing Bank, to JPMorgan Chase Bank, N. A. at:

JPMorgan Chase Bank, N. A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Stacy Slaton

jpm.agency.cri@jpmorgan.com

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With a copy to:

stacy.l.slaton@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N. A.

2200 Ross Avenue, 8th Floor

Dallas, Texas 75201

Attention: Logan Lanier

Email: logan.lanier@chase.com

JPMorgan Chase Bank, N. A.

10 South Dearborn Street

Chicago, Illinois 60603

Attention: Gerri King

Email: gerri.king@chase.com

(iii) if to any other Lender or Issuing Bank, to it at its address or fax number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Sections 5.01 and 5.02 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

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(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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(b) Subject to Section 2.12(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.16(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (F) change Section 2.18, without the consent of each Lender (other than any Defaulting Lender), (G) release the Borrower or all or substantially all of the value of the Loan Guaranty, without the written consent of all of the Lenders; provided that the Administrative Agent may release any Guarantor permitted to be released pursuant to the terms of this Agreement (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (H) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be (it being understood that any amendment to Section 2.18 shall require the consent of the Administrative Agent and the Issuing Bank); provided further that no such agreement shall amend or modify the provisions of Section 2.05 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively; provided further that any fee letter, Swap Agreement or other bilateral agreement between one or more Loan Parties and any Credit Party may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c) The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

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(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.13 and 2.15, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.14 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties, jointly and severally, shall pay all (i) reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Winstead PC and other fees, charges and disbursements of any local or special counsel for the Administrative Agent, to the extent applicable, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(A) appraisals and insurance reviews;

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(B) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(D) Taxes, fees and other charges for (i) lien and title searches and (ii) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(E) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, all as described in Section 2.16(c).

(b) The Loan Parties, jointly and severally, shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by such Loan Party for Taxes pursuant to Section 2.15, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

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(c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) the Issuing Bank.

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(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its Parent, (c) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

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(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.16(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Sections 2.15(f) and (g) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.15(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 and 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.15 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

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SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement and each other Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations owing to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the Issuing Bank or such Affiliate shall notify the Borrower and the Administrative Agent of such setoff or application; provided that the failure to give such notice shall not affect the validity of such setoff or application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

CREDIT AGREEMENT – Page 108

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, (h) to any Person providing a Guarantee of all or any portion of the Secured Obligations, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, any Loan Party or its respective business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14. PATRIOT Act. Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.

CREDIT AGREEMENT – Page 109

SECTION 9.15. Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with, any of the Loan Parties and their respective Affiliates.

SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18. No Fiduciary Duty, etc. The Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

CREDIT AGREEMENT – Page 110

The Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.19. Marketing Consent. The Borrower hereby authorizes Chase and its affiliates, at their respective sole expense, but without any prior approval by the Borrower, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless the Borrower notifies Chase in writing that such authorization is revoked.

SECTION 9.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X

Loan Guaranty

SECTION 10.01. Guaranty. Each Loan Guarantor (other than those that have delivered a separate Obligation Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”); provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

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SECTION 10.03. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).

SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty, except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

CREDIT AGREEMENT – Page 113

SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08. Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under Article VII hereof as a result of any such notice of termination.

SECTION 10.09. Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

CREDIT AGREEMENT – Page 114

SECTION 10.10. Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.11. Contribution.

(a) To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment, the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the Payment in Full of the Guaranteed Obligations and the termination of this Agreement.

SECTION 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

CREDIT AGREEMENT – Page 115

SECTION 10.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Page Follows]

CREDIT AGREEMENT – Page 116

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:	FIESTA RESTAURANT GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:	CABANA BEVERAGES, INC.,
a Texas corporation

By:
Name:
Title:

CABANA BEVCO LLC,
a Texas limited liability company

By:
Name:
Title:

CABANA GRILL, INC.,
a Delaware corporation

By:
Name:
Title:

POLLO TROPICAL MANAGEMENT, LLC,
a Texas limited liability company

By:
Name:
Title:

CREDIT AGREEMENT – Page 1

POLLO TROPICAL BEVERAGES, LLC,
a Texas limited liability company

By:
Name:
Title:

POLLO FRANCHISE, INC.,
a Florida corporation

By:
Name:
Title:

POLLO OPERATIONS, INC.,
a Florida corporation

By:
Name:
Title:

TACO CABANA, INC.,
a Delaware corporation

By:
Name:
Title:

TP ACQUISITION CORP.,
a Texas corporation

By:
Name:
Title:

CREDIT AGREEMENT – Page 2

TC BEVCO LLC,
a Texas limited liability company

By:
Name:
Title:

T. C. MANAGEMENT, INC.,
a Delaware corporation

By:
Name:
Title:

TPAQ HOLDING CORPORATION,
a Delaware corporation

By:
Name:
Title:

TEXAS TACO CABANA, L. P.,
a Texas limited partnership

By:	T. C. Management, Inc.,
its general partner

By:
Name:
Title:

CREDIT AGREEMENT – Page 3

JPMORGAN CHASE BANK, N. A., individually, and as Administrative Agent and Issuing Bank

By:
Name:
Title:

CREDIT AGREEMENT – Page 4

[OTHER BANKS]

By:
Name:
Title:

CREDIT AGREEMENT – Page 5